SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 1, 2001



                                 VOLU-SOL, INC.
             (Exact name of registrant as specified in its charter)


                         Commission File Number: 0-23153

         Utah                                      87-0543981
(State of Incorporation)            (I.R.S. Employer Identification No.)


     5095 West 2100 South
     Salt Lake City, Utah                            84120
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: (801) 974-9474

Item 2.   Acquisition or Disposition of Assets

The registrant has entered into an agreement and plan of merger to acquire SecureAlert II, Inc., a Tennessee corporation engaged in the business of manufacturing and selling home and personal security devices and other communications devices. Under the agreement, Volu-Sol will issue 1,433,333 shares of common stock to the shareholders of SecureAlert. SecureAlert will merge with and into a wholly owned subsidiary of Volu-Sol, SecureAlert Incorporated. Volu-Sol will also pay the SecureAlert shareholders a total of $1,400,000 in cash. The cash payment will be made (1) $200,000 upon signing of the definitive agreement on July 2, 2001; (2) $200,000 on the last day of each of six successive calendar quarters beginning September 30, 2001. The shares will be delivered (1) 233,333 shares upon execution of the definitive agreement, and (2) 200,000 shares on each of the dates the cash payments are made as described in the preceding sentence.

Volu-Sol has also agreed that Tom Natale, Brian Boling and Tim Welch, former SecureAlert officers and directors, will execute employment agreements and continue to be employed by SecureAlert or by Volu-Sol following the effective date of the merger. As additional consideration for the transaction, Volu-Sol agreed to grant common stock purchase warrants to Natale, Boling, Welch and Michael Bernstein, another former SecureAlert officer and director, for the purchase of up to an aggregate of 1,000,000 shares of common stock at a price of $3.00 per share, exercisable over five years from the date of vesting. Vesting will occur on the date that the surviving corporation achieves $20,000,000 in aggregate gross revenues for the two-year period commencing with the closing date of the transaction. The number of shares issuable upon exercise of the warrants will be decreased by the amount that gross profits are less than $20,000,000, divided by $3.00 per share. In addition, Volu-Sol has agreed to assume and to retire the obligations of SecureAlert to SunTrust Bank in the amount of approximately $2.3 million.

Item 7.  Financial Statements and Exhibits

(a)      Financial statements of businesses acquired.

         The financial statements of SecureAlert are attached as part of this report.

(b)      Pro forma financial information.

The accompanying unaudited pro forma combined financial statements of Volu-Sol, Inc. and SecureAlert II, Inc. give effect to the acquisition of all of the outstanding capital stock of SecureAlert II, Inc. under the purchase method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 16, Business Combinations. These pro forma statements are presented from information and assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of Volu-Sol would actually have been if the acquisition had occurred on the dates presented, nor do they purport to project the results of operations or financial position of Volu-Sol for any future period or as of any date, respectively. Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on preliminary valuation and are subject to final valuation adjustments.

(c)      Exhibits.

         The following exhibits are filed as part of this report.

10.1     Agreement and Plan of Merger

                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report, as amended, to be signed on its behalf by the undersigned thereunto duly authorized.

                                    VOLU-SOL, INC.
                                    (Registrant)


                                        /s/ David G. Derrick
                                    -------------------------------
Date: July 23, 2001                 David G. Derrick
                                    Chief Executive Officer

                                   EXHIBIT A
                   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

[GRAPHIC_OMITTED]

Combined Financial Statements
December 31, 2000 and 1999

                          INDEPENDENT AUDITORS' REPORT





To the Members
of SecureAlert, LLC


We have audited the accompanying combined balance sheet of SecureAlert, LLC and Affiliate, as of December 31, 2000 and 1999, and the related combined statements of operations and members' equity (deficit), and cash flows for the years ended December 31, 2000 and 1999. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of SecureAlert LLC and Affiliate, as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years ended December 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a members' deficit, working capital deficit and has incurred a net loss. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          TANNER + CO.

Salt Lake City, Utah
April 27, 2001

                                SECUREALERT, LLC

                             Combined Balance Sheet

                                  December 31,
--------------------------------------------------------------------------------




                                                                                           2000                1999
                                                                                   --------------------   ------------------
                Assets

Current assets:
      Accounts receivable, net of allowance for doubtful
        accounts of $70,015 and $0                                                 $            249,756   $          568,697
      Inventory                                                                               1,053,187            1,470,529
      Prepaid expenses                                                                           22,630                    -
                                                                                   --------------------   ------------------

                     Total current assets                                                     1,325,573            2,039,226

Property and equipment, net                                                                     209,083              281,424
Other assets                                                                                      6,800               22,755
                                                                                   --------------------   ------------------

                                                                                   $          1,541,456   $        2,343,405
                                                                                   --------------------   ------------------



                        Liabilities and Members' Deficit

Current liabilities:
      Bank over-draft                                                              $             95,006   $           38,416
      Accounts payable                                                                          632,777            1,100,249
      Accrued liabilities                                                                        42,188               63,463
      Deferred revenue                                                                           12,048               33,936
      Note payable                                                                            1,898,685            2,065,178
      Current portion of  capital lease obligation                                               37,167               88,476
                                                                                   --------------------   ------------------

                     Total current liabilities                                                2,717,871            3,389,718
                                                                                   --------------------   ------------------

Capital lease obligation                                                                              -               37,167

Related-party long-term debt                                                                    500,000              500,000
                                                                                   --------------------   ------------------

Commitments and contingencies                                                                         -                    -

Members' deficit                                                                             (1,676,415)          (1,583,480)
                                                                                   --------------------   ------------------

                                                                                   $          1,541,456   $        2,343,405
                                                                                   --------------------   ------------------



--------------------------------------------------------------------------------


            See accompanying notes to combined financial statements.

                                SECUREALERT, LLC

         Combined Statement of Operations and Members' Equity (Deficit)

                            Years Ended December 31,
--------------------------------------------------------------------------------





                                                                                           2000                1999
                                                                                   --------------------   ------------------

Sales                                                                              $          5,028,661   $        3,907,824

Cost of sales                                                                                 2,896,268            1,826,212
                                                                                   --------------------   ------------------

                Gross profit                                                                  2,132,393            2,081,612
                                                                                   --------------------   ------------------

Selling, general and administrative expenses                                                  2,149,012            3,314,311
Research and development                                                                              -              119,703
                                                                                   --------------------   ------------------

                Total operating expenses                                                      2,149,012            3,434,014
                                                                                   --------------------   ------------------

                Loss from operations                                                            (16,619)          (1,352,402)
                                                                                   --------------------   ------------------

Other income                                                                                    139,798                    -
Interest income                                                                                       -                5,802
Interest expense                                                                               (216,114)             (64,338)
                                                                                   --------------------   ------------------

                Net other expense                                                               (76,316)             (58,536)
                                                                                   --------------------   ------------------

                Net loss                                                                        (92,935)          (1,410,938)

Members' equity (deficit):
      Beginning of year                                                                      (1,583,480)              35,958

      Distributions                                                                                   -             (208,500)
                                                                                   --------------------   ------------------

      End of year                                                                  $         (1,676,415)  $       (1,583,480)
                                                                                   --------------------   ------------------




--------------------------------------------------------------------------------


            See accompanying notes to combined financial statements.

                                SECUREALERT, LLC

                        Combined Statement of Cash Flows

                            Years Ended December 31,
--------------------------------------------------------------------------------



Cash flows from operating activities:                                                      2000                1999
                                                                                   --------------------   ------------------

      Net loss                                                                     $            (92,935)  $       (1,410,938)
      Adjustments to reconcile net loss to net cash
        provided by (used in) operating activities:
           Depreciation                                                                          72,695               52,995
           Provision for losses on doubtful accounts                                             70,015                    -
           Reserve for inventories                                                               20,000                    -
           Changes in operating assets and liabilities:
                Accounts receivable                                                             248,926             (156,575)
                Inventories                                                                     397,342             (905,901)
                Prepaid expenses                                                                (22,630)                   -
                Other assets                                                                     15,955              (21,855)
                Accounts payable                                                               (467,472)             891,064
                Accrued liabilities                                                             (21,275)              58,628
                Deferred revenue                                                                (21,888)             (82,665)
                                                                                   --------------------   ------------------

                     Net cash provided by (used in)
                     operating activities                                                       198,733           (1,575,247)
                                                                                   --------------------   ------------------

Cash flows from investing activities -
      purchase of property and equipment                                                           (354)             (85,017)
                                                                                   --------------------   ------------------

Cash flows from financing activities:
      Bank over-draft                                                                            56,590              (71,905)
      Principal payments on long-term debt                                                      (88,476)             (49,123)
      Distributions to members                                                                        -             (208,500)
      Proceeds from (payments on) note payable                                                 (166,493)           1,989,792
                                                                                   --------------------   ------------------

                     Net cash used in (provided by)
                     financing activities                                                      (198,379)           1,660,264
                                                                                   --------------------   ------------------

                     Net increase (decrease) in cash                                                  -                    -

Cash, beginning of year                                                                               -                    -
                                                                                   --------------------   ------------------

Cash, end of year                                                                  $                  -   $                -
                                                                                   --------------------   ------------------


--------------------------------------------------------------------------------


            See accompanying notes to combined financial statements.

                                SECUREALERT, LLC

                     Notes to Combined Financial Statements
                                    Continued

--------------------------------------------------------------------------------



                     Notes to Combined Financial Statements

                           December 31, 2000 and 1999
--------------------------------------------------------------------------------


1.    Organization and Summary of Significant Accounting Policies

Organization
The combined financial statements consist of SecureAlert, LLC, (the Company) and its wholly owned affiliate, American Secure Care, LLC.

American Secure Care, LLC, was organized September 10, 1996. On July 7, 1999 Secure Alert LLC was organized by each member of American Secure Care, LLC, contributing their membership units in American Secure Care, LLC, to the Company in exchange for identical ownership in the Company. The value of such contributions are equal to such member's capital accounts in American Secure Care, LLC.


The Company's operations consist primarily of the selling and distribution of home security systems, emergency communication devices, and distribution of satellite dish systems.


Concentration of Credit Risk
Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management's expectations.


The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such account and believes it is not exposed to any significant credit risk on cash and cash equivalents.


Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.


Inventory
Inventory is recorded at the lower of cost or market, cost being determined on a first-in, first-out (FIFO) method. Inventory consists of finished products and has been reduced by a reserve allowance of $20,000 and $0 at December 31, 2000 and 1999, respectively.


--------------------------------------------------------------------------------

                                SECUREALERT, LLC

                     Notes to Combined Financial Statements
                                    Continued

--------------------------------------------------------------------------------



1.    Organization and Summary of Significant Accounting Policies Continued

Property and Equipment
Property and equipment consists of office equipment, furniture and fixtures and is stated at cost less accumulated depreciation. Depreciation and amortization is determined using the straight-line and accelerated methods over the estimated useful lives of the assets. Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized. Gains and losses on sale of property and equipment are reflected in operations.


Limited Liability Company - Income Tax Status
The Company, with the consent of its members has elected under the Internal Revenue Code to be taxed as a Limited Liability Company (LLC). In lieu of income taxes, the members of an LLC are taxed on the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

Revenue Recognition
Revenue is recognized upon shipment of the product or performance of services. Payments received on product which have not been shipped or services which have not been performed are recorded as unearned revenue until shipment or performance of services.


Use of Estimates in the Preparation of Financial Statements The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Impairment of Long-Lived Assets
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through undiscounted future cash flows. If it is determined that an impairment loss has occurred based on expected cash flows, such loss is recognized in the statement of operations.


--------------------------------------------------------------------------------

                                SECUREALERT, LLC

                     Notes to Combined Financial Statements
                                    Continued

--------------------------------------------------------------------------------



1.    Organization and Summary of Significant Accounting Policies Continued

Pro Forma Adjustments
Pro forma adjustments have not been presented to show income tax expense or benefit had the Company been presented as a "C" Corporation instead of an L.L.C. as the amounts are immaterial.


2.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2000, the Company had a deficit in working capital, a members' deficit, and incurred a loss for the years ended December 31, 2000 and 1999. These conditions raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


The Company's ability to continue as a going concern is subject to the attainment of profitable operations or obtaining necessary funding from outside sources. Management anticipates that sufficient additional equity can be raised to sustain operations, however, there can be no assurance they will be successful.


3.    Property and Equipment

Property and equipment consists of the following:


                                         2000                1999
                                 --------------------   ------------------

Equipment                        $            162,586   $          162,231
Furniture and fixtures                         40,250               40,250
Software                                      141,302              141,302
                                 --------------------   ------------------

                                              344,138              343,783

Accumulated depreciation
  and amortization                           (135,055)             (62,359)
                                 --------------------   ------------------

                                 $            209,083   $         $281,424
                                 ====================   ==================




--------------------------------------------------------------------------------

                                SECUREALERT, LLC

                     Notes to Combined Financial Statements
                                    Continued

--------------------------------------------------------------------------------



4.    Note Payable

The Company has a revolving line-of-credit agreement with a bank. The agreement allows the Company to borrow up to $2,450,000 of which $500,000 is restricted for funding inventory. The note has an interest rate equal to the LIBOR one month rate plus 2.15% (8.7% at December 31, 2000). The balance, including all unpaid interest, is due July 31, 2001. The line-of-credit is secured by the assets of the Company. Balances at December 31, 2000 and 1999 were $1,898,685 and $2,065,178, respectively. At December 31, 2000, the Company was not in compliance with certain debt covenants related to this note. Although the bank has elected not to declare the entire amount immediately due, the bank may exercise its right to do so at its option.


5.    Long-Term Related Party Debt

The Company has notes payable of $500,000 to an owner of the Company and a relative of an owner of the Company at December 31, 2000 and 1999. The notes are unsecured with interest at 5% due annually and principal due upon liquidation or sale of greater than 80% of the outstanding membership units. The notes are each convertible into 2 1/2% of the Company's outstanding membership units.


6.    Capital Lease Obligations

The Company leases software and equipment under noncancellable lease agreements. The leases provide the Company the option to purchase the equipment at the end of the initial lease terms. The equipment under capital lease is included in property and equipment at a cost of approximately $175,000 and accumulated amortization of approximately $68,000 and $27,000 at December 31, 2000 and 1999, respectively.


Amortization expense for the equipment under capital lease for the years ended December 31, 2000 and 1999 was approximately $41,000 and $27,000, respectively.


--------------------------------------------------------------------------------

                                SECUREALERT, LLC

                     Notes to Combined Financial Statements
                                    Continued

--------------------------------------------------------------------------------



6.    Capital Lease Obligations Continued

The capital lease obligations have imputed interest rates of approximately 8.4% to 8.88% and are payable in monthly installments through November 2001. Capital lease obligations at December 31, 2000 and 1999 were $37,167 and $125,643, respectively. Future minimum payments on the capital lease obligations are as follows:


Year ending December 31, 2001                $              40,503
                                             ---------------------

Less amount representing interest                           (3,336)
                                             ---------------------

Present value of capital lease obligations   $              37,167
                                             ---------------------



7.    Lease Obligations

The Company has several noncancellable operating leases, primarily for its office building, vehicles and office equipment that expire over the next three years. Operating lease expense during 2000 and 1999 was approximately $45,800 and $58,800, respectively.


Future minimum lease payments under noncancellable operating leases (with initial remaining lease terms in excess of one year) as of December 31, 2000 are approximately:


Year Ending December 31:                                        Amount
                                                         ---------------------

      2001                                               $              18,000
      2002                                                              10,000
                                                         ---------------------

                     Total minimum lease payments        $              28,000
                                                         ---------------------



8.    Related Party Transactions

The Company has accounts payable and accrued liabilities to officers of the Company in the amount of $103,052.


The Company incurred interest expense to an officer and a relative of an officer for long-term debt (see note 5) in the amount of $25,000.



--------------------------------------------------------------------------------

                                SECUREALERT, LLC

                     Notes to Combined Financial Statements
                                    Continued

--------------------------------------------------------------------------------



9.    Supplemental Cash Flow Information

Operations reflect actual amounts paid for interest and income taxes as follows for the years ended December 31:


                          2000                1999
                  --------------------   ------------------

Income taxes      $                  -   $                -
                  --------------------   ------------------

Interest          $            216,114   $           64,338
                  --------------------   ------------------



During the year ended December 31, 1999 the Company entered into capital leases in exchange for equipment of $102,620.


10.   Major Customers

Sales to major customers which exceeded 10 percent of net sales are approximately as follows for the years ended December 31:


                           2000                1999
                   -----------------------------------------

Company A          $          1,037,000$           2,446,000
Company B                       820,000                    -
Company C                       650,000                    -
                   -----------------------------------------

                   $          2,507,000$           2,446,000
                   -----------------------------------------



11.   Retirement Plan

The Company sponsors a defined contribution 401(K) retirement plan for all eligible employees. Employees may contribute up to 15 percent of their annual compensation subject to regulatory limitations. The Company also contributes a discretionary contribution determined by the employer, and employee contributions vest over 4 years. The Company made contributions of $36,500 and $55,800 for the years ended December 31, 2000 and 1999, respectively.



--------------------------------------------------------------------------------

                                SECUREALERT, LLC

                     Notes to Combined Financial Statements
                                    Continued

--------------------------------------------------------------------------------



12.   Commitments - Royalty Agreement

In 1996 the Company entered into a non-exclusive agreement with Phillips Consumer Electronics of North America in which the Company may distribute home, mobile, and personal security products. The Company is required to remit to Phillips 10% of all monitoring service revenue and 10% of the gross margin on all sales that resulted from referrals from Phillips. The Company is obligated to generate 70% of total gross revenue from Phillip's branded products or, at the sole discretion of Phillips, Phillips may appoint additional distributors, undertake marketing of products directly, or require certain fees to be remitted to Phillips. This agreement expires July 1, 2001 but has been renewed effective as of that day to continue until July 1, 2006 upon which the parties may negotiate a renewal. The renewed agreement effective July 1, 2001 has modified the payment terms to a royalty payment equal to 4.5% of the Company's purchase invoice price excluding taxes. During the years ended December 31, 2000 and 1999 royalty expense related to this agreement totaled approximately $90,000 and $41,000, respectively.


Consulting Agreement
The Company has a consulting agreement with a sales representative that requires a payment of $5,500 per month and may be terminated by either party at any time. During the years ended December 31, 2000 and 1999, the Company paid $27,500 and $0, respectively, in accordance with this agreement.


Sales and Distribution Agreements
The Company has an agreement with an entity that provides monitoring service for customers of the Company's products. In accordance with the agreement, the Company is required to pay half of the net monthly monitoring fees paid by subscribers. During the years ended December 31, 2000 and 1999, the Company paid $105,368 and $87,537, respectively, in accordance with this agreement.


The Company has an agreement with a manufactured home builder that requires payment of $15 commission on each satellite dish system activated through the home builder. During the years ended December 31, 2000 and 1999, the Company paid $450 and $0, respectively, in accordance with this agreement.


--------------------------------------------------------------------------------

                                SECUREALERT, LLC

                     Notes to Combined Financial Statements
                                    Continued

--------------------------------------------------------------------------------



12.   Commitments Continued

Sales and Distribution Agreements - Continued The Company has a sales/distribution agreement with an entity providing for the sale and distribution of the Company's Mobile 911 emergency phone and Secure Watch System. For each activated Secure Watch System through this channel, the Company is required to pay a $10 per month commission to the distributor for up to three years as long as the customer remains a paying customer. During the years ended December 31, 2000 and 1999, the Company paid $50 and $0, respectively, in accordance with this agreement.


Litigation
The Company's wholly owned subsidiary American Secure Care, LLC, (ASC) is currently in dispute with an entity, wherein the entity alleges breach of contract for unpaid advertising service fees of $336,240. ASC is contesting the allegations and has filed counterclaims alleging that the unpaid advertising fees, if incurred, were in breach of the contract. ASC's management believes that the allegations are lacking in either legal or factual basis. Due to the uncertainties inherent in any litigation preceding, there can be no assurance that the Company will ultimately prevail. No amounts have been included in these financial statements as a reserve for potential losses related to this litigation.


The Company may become or is subject to other investigations, claims, or lawsuits ensuing out of the conduct of its business, including those related to environmental, safety and health, commercial transactions, etc. Management of the Company is currently not aware of any other investigations, claims or lawsuits which it believes could have a material adverse affect on its financial position.


13.   Fair Value of Financial Instruments

The Company's financial instruments consist of cash, receivables, payables and notes payable. The carrying amount of cash, receivables and payables approximates fair value because of the short-term nature of these items. The aggregate carrying amount of the notes payable approximates fair value as the individual borrowings bear interest at market interest rates.



--------------------------------------------------------------------------------

                                SECUREALERT, LLC

                     Notes to Combined Financial Statements
                                    Continued

--------------------------------------------------------------------------------


14.   Recent Accounting Pronouncements

SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998 and amended by SFAS No. 138, issued in June 2000. The requirements of SFAS No. 133, as amended, will be effective for the Company in the first quarter of the fiscal year beginning January 1, 2001. The standard establishes accounting and reporting standards for derivative instruments embedded in other contracts and for hedging activities. Under the standard, certain contracts that were not formerly considered derivatives may now meet the definition of a derivative. The Company has determined SFAS 133 to have no impact on the Company's financial position and results of operations because the Company has no derivative activity.


SFAS No. 140, Accounting for Transfers and Servicing of Financial
Assets and Extinguishments of Liabilities, was issued in September
2000. SFAS No. 140 is a replacement of SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Most of the provisions of SFAS No. 125 were carried forward to SFAS No. 140 without reconsideration by the Financial Accounting Standards Board (FASB), and some were changed only in minor ways.
In issuing SFAS No. 140, the FASB included issues and decisions that had been addressed and determined since the original publication of SFAS No. 125. SFAS No. 140 is effective for transfers after March 31, 2001. Management does not expect the adoption of SFAS No. 140 to have a significant impact on the financial position or results of operations of the Company.


15.   Subsequent Event

The Company has entered into a letter-of-intent to merge with another company. The certainty of this event is pending based on various terms and conditions including approval from both entities.


--------------------------------------------------------------------------------

                                   EXHIBIT B


                        PRO FORMA FINANCIAL INFORMATION

The accompanying unaudited pro forma combined financial statements of Volu-Sol, Inc. and SecureAlert II, Inc. give effect to the acquisition of all of the outstanding capital stock of SecureAlert II, Inc. under the purchase method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 16, Business Combinations. These pro forma statements are presented from information and assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of Volu-Sol would actually have been if the acquisition had occurred on the dates presented, nor do they purport to project the results of operations or financial position of Volu-Sol for any future period or as of any date, respectively. Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on preliminary valuation and are subject to final valuation adjustments.

                                 Volu-Sol, Inc.
                             Proforma Balance Sheet
                                  (Unaudited)


                                                      Volu-Sol         SecureAlert                            Pro-Forma
                                                     3/31/2001          6/30/2001       Adjustments            Combined
                                                 ------------------  ----------------   ----------------    ---------------
Current Assets:
     Cash                                        $        188,894    $      (77,901)          (200,000) A   $     (89,007)
     Accounts receivable, net                              78,066           605,377                  -            683,443
     Inventories                                           52,671           751,783                  -            804,454
                                                 -----------------   ---------------    ---------------     --------------
          Total current assets                            319,631         1,279,259           (200,000)         1,398,890

Property and equipment, net                                45,685           179,983                  -            225,668
Goodwill                                                        -                 -          4,234,883  B       4,234,883
Note Receivable                                           150,710                 -                  -            150,710
Deposits and other assets                                   3,624            60,226                  -             63,850
                                                 -----------------   ---------------    ---------------     --------------

                                                        $ 519,650        $1,519,468     $    4,034,883      $   6,074,001
                                                 =================   ===============    ===============     ==============

Current liabilities:
     Note payable                                $              -    $            -     $    2,400,000  C   $   2,400,000
     Line of Credit                                             -         2,122,265                  -          2,122,265
     Accounts payable                                     141,601           277,873                  -            419,474
     Accrued liabilites                                    86,550             2,636                  -             89,186
     Preferred stock dividends payable                    152,920                 -                  -            152,920
     Other liabilities                                          -             6,196                  -              6,196
                                                 -----------------   ---------------    ---------------     --------------
          Total current liabilities                       381,071         2,408,970          2,400,000          5,190,041

Capital lease obligations                                       -            12,048                  -             12,048
Long term debt                                                  -           500,000                  -            500,000
Debentures                                                500,000                 -                  -            500,000
                                                 -----------------   ---------------    ---------------     --------------
          Total liabilities                              881,071         2,921,018          2,400,000          6,202,089

Commitments and contingencies                                  -                 -                  -                  -

Stockholders' equity:
     Preferred stock, $.0001 par value; 30,000
          shares authorized, 22,228 shares
          outstanding (aggregate liquidation
          preference $59,286)                          7,963,895                 -                  -          7,963,895
     Common stock, $.0001 par value; 50,000,000
          shares authorized, 3,570,421 shares
          issued and outstanding                             357                 -                 23  D             380
     Additional paid-in capital                        2,050,506                 -            233,310  D       2,283,816
     Preferred stock subscriptions receivable           (338,300)                -                  -           (338,300)
     Accumulated deficit/Retained earnings           (10,037,879)                -                  -        (10,037,879)
     Members' deficit                                          -        (1,401,550)         1,401,550                  -
                                                 ----------------    --------------     --------------      -------------
          Total stockholders' equity                    (361,421)       (1,401,550)         1,634,883           (128,088)
                                                 ----------------    --------------     --------------      -------------
                                                 $       519,650     $   1,519,468      $   4,034,883       $  6,074,001
                                                 ================    ==============     ==============      =============



See accompanying notes to the unaudited pro forma combined financial statements.

                                 Volu-Sol, Inc.
                        Proforma Statement of Operations
                                   (Unaudited)

                                                     Volu-Sol           SecureAlert
                                                   Six Months Ended   Six Months Ended                        Pro-Forma
                                                  March 31, 2001       June 30, 2001      Adjustments         Combined
                                                 -----------------     --------------    --------------    ----------------

Sales                                            $        255,765      $   1,868,285     $           -     $     2,124,050
Cost of Sales                                            (158,575)        (1,154,265)                -          (1,312,840)
                                                 -----------------     --------------    --------------    ----------------

          Gross profit                                     97,190            714,020                 -             811,210

Selling, general and administrative expenses           (2,176,629)          (723,479)         (211,744) E       (3,111,852)
                                                 -----------------     --------------    --------------    ----------------

          Loss from operations                         (2,079,439)            (9,459)         (211,744)         (2,300,642)

Other expense:
     Interest income                                        3,905                  -                 -               3,905
     Interest expense                                     (13,050)           (81,530)                -             (94,580)
     Other                                                      -             64,434                 -              64,434
                                                 -----------------     --------------    --------------    ----------------

          Net loss before income taxes                 (2,088,584)           (26,555)         (211,744)         (2,326,883)

Provision for income taxes                                      -                  -                 -                   -

          Net loss                                     (2,088,584)           (26,555)         (211,744)         (2,326,883)

Dividends on Series A preferred stock                    (152,920)                 -                 -            (152,920)
Preferred stock accretion                              (2,904,783)                 -                 -          (2,904,783)
                                                 -----------------     --------------    --------------    ----------------

Net loss applicable to common stock              $     (5,146,287)     $     (26,555)    $    (211,744)    $    (5,384,586)
                                                 =================     ==============    ==============    ================

Weighted average number of common
     shares outstanding

     Basic and diluted                                  3,066,000                                                3,589,000
                                                 =================                                         ================

Loss per common share

     Basic and diluted                           $          (1.68)                                         $         (1.50)
                                                 =================                                         ================



See accompanying notes to the unaudited pro forma combined financial statements.

                                 Volu-Sol, Inc.
                        Proforma Statement of Operations
                                   (Unaudited)

                                                    Volu-Sol          SecureAlert
                                                   Year Ended         Year Ended                              Pro-Forma
                                                September 30, 2000   December 31, 2000   Adjustments          Combined
                                                -----------------   ----------------    --------------     ----------------

Sales                                           $        496,211    $     5,028,661     $           -      $     5,524,872
Cost of Sales                                           (291,213)        (2,896,268)                -           (3,187,481)
                                                -----------------   ----------------    --------------     ----------------

         Gross profit                                    204,998          2,132,393                 -            2,337,391

Selling, general and administrative expenses          (1,596,601)        (2,149,012)         (423,488) E        (4,169,101)
Research and development - related party              (2,069,231)                 -                 -           (2,069,231)
                                                -----------------   ----------------    --------------     ----------------

         Loss from operations                         (3,460,834)           (16,619)         (423,488)          (3,900,941)

Other expense:
     Interest income                                      15,482                  -                 -               15,482
     Interest expense                                          -           (216,114)                -             (216,114)
     Other                                                     -            139,798                 -              139,798
                                                -----------------   ----------------    --------------     ----------------

         Net loss before income taxes                 (3,445,352)           (92,935)         (423,488)          (3,961,775)

Provision for income taxes                                     -                  -                 -

         Net loss                                     (3,445,352)           (92,935)         (423,488)          (3,961,775)

Dividends on Series A preferred stock                   (258,550)                 -                 -             (258,550)
Preferred stock accretion                               (171,746)                 -                 -             (171,746)
                                                -----------------   ----------------    --------------     ----------------

Net loss applicable to common stock             $     (3,875,648)   $       (92,935)    $    (423,488)     $    (4,392,071)
                                                =================   ================    ==============     ================

Weighted average number of common
     shares outstanding

     Basic and diluted                                 1,360,000                                                 2,099,000
                                                =================                                          ================

Loss per common share

     Basic and diluted                          $          (2.85)                                          $         (2.09)
                                                =================                                          ================


See accompanying notes to the unaudited pro forma combined financial statements.

         Notes to the Unaudited Pro Forma Combined Financial Statements

Volu-Sol, Inc. has entered into an agreement to acquire SecureAlert II, Inc. Under the agreement, Volu-Sol will issue 1,433,333 shares of common stock to the shareholders of SecureAlert. SecureAlert will merge with and into a wholly owned subsidiary of Volu-Sol, SecureAlert Incorporated. Volu-Sol will also pay the SecurAlert shareholders a total of $1,400,000. The cash payment will be made (1) $200,000 upon signing of the definitive agreement on July 2, 2001; (2) $200,000 on the last day of each of six successive calendar quarters beginning September 30, 2001. The shares will be delivered (1) 233,333 upon execution of the definitive agreement, and (2) 200,000 shares on the dates the cash payments are made as described in the preceding sentence. The acquisition will be accounted for as a purchase in accordance with Accounting Principals Board (APB) No. 16.

The adjustments to the unaudited pro forma March 31, 2001 balance sheet assumes the acquisition occurred on March 31, 2001 and are as follows:

A    Represents cash payment required upon signing of definitive agreement

B    Represents the purchase price in excess of net assets acquired

C Represents remaining cash owed of $1,200,000 due in $200,000 installments over next six quarters and 1,200,000 shares of common stock (valued at $1) payable in 200,000 share installments over the next six quarters

D Represents issuance of 233,333 shares of common stock upon execution of the definitive agreement (valued at $1 per share)

The adjustments to the unaudited pro forma statements of operations for the six months ended March 31, 2001 and the year ended December 31, 2000 assume the acquisition occurred on the first day of each respective period and are as follows:

E Amortization expense for the goodwill in SecureAlert based on a 10 year life.

                                   EXHIBIT 10.1

                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of the 14th day of June 2001, by and among VOLU-SOL, INC., a Utah corporation ("Volu-Sol"), SECUREALERT INCORPORATED, a Utah corporation and a direct wholly-owned subsidiary of Volu-Sol ("Merger Sub"), and SECUREALERT II, INC., a Tennessee corporation ("SecureAlert II").

                  WHEREAS, the business of SecureAlert II was heretofore operated in a Tennessee limited liability company known as SecureAlert, LLC ("SecureAlert, LLC"); and

                  WHEREAS, SecureAlert, LLC was organized to acquire and own the member interests of American Secure Care, LLC, a Tennessee limited liability company ("American Secure Care");

                  WHEREAS, SecureAlert II has been formed to own all of the outstanding member interests and to operate the business and the assets of SecureAlert, LLC (the "Business"); and

                  WHEREAS, the shareholders of SecureAlert II are the same persons as the members of SecureAlert, LLC;

                  WHEREAS, the Board of Directors of SecureAlert II has determined that the merger of SecureAlert II with and into Merger Sub, upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), is fair to, and in the best interests of, SecureAlert II and its stockholders; and

                  WHEREAS, the Boards of Directors of Volu-Sol and Merger Sub have determined that the Merger is in the best interests of Volu-Sol and Merger Sub and their respective stockholders; and

                  WHEREAS, the Boards of Directors of Volu-Sol, Merger Sub, and SecureAlert II have each approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby and the Parties have entered into a Letter of Intent dated March 8, 2001 ("LOI") that contemplates the execution of this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1

                                   THE MERGER

                  1.1 Definitions. The following terms shall have the definitions provided in this Section 1.1 for purposes of this Agreement.

                  "Acquisition Proposal" means any discussion, negotiations or other activities concerning a merger, acquisition, consolidation or similar transaction involving any purchase of all or substantially all of the assets or any equity securities of SecureAlert II or any of its affiliates or Subsidiaries.

                  "Adverse Effect" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

                  "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

                  "Articles of Merger" means the articles of merger with respect to the Merger in such form as is required by Section 16-10a-1105 of the Utah Act and Section 48-21-107 of the Tennessee Act.

                  "Bernstein" means Michael Bernstein.

                  "Boling" means Brian Boling.

                  "Cash Consideration" has the meaning given in Section 1.5(a) of the Agreement.

                  "Certificates" means stock certificates representing common stock of either SecureAlert II or Volu-Sol, as the case may be.

                  "Closing" means the closing of the Merger, delivery of the Volu-Sol Common Stock and the Cash Consideration by Volu-Sol and the delivery of the SecureAlert II Common Stock by the Shareholders, together with all other acts necessary to consummate the Merger.

                  "Closing Date" means the date set for Closing by the Parties, which shall be no later than July 16, 2001, unless extended by mutual agreement, but in any event not later than July 31, 2001.

                  "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Confidential Information" means any information concerning the businesses and affairs of a Party that is not already generally available to the public.

                  "Effective Time" means the date on which the Merger becomes effective, which shall be the later of the date of filing of the Articles of Merger or at such time within ninety (90) days of the date of filing as may be specified in the Articles of Merger.

                  "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, cafeteria or incentive plan or program. For purpose of the Agreement, the term "Employee Benefit Plan" shall mean any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

                  "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

                  "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

                  "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence or release of any Hazardous Materials at any location, whether or not owned or operated by SecureAlert II or Volu-Sol and its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  "Environmental Condition" means the release into the environment of any Hazardous Material as a result of which SecureAlert II (1) has or may become liable to any person, (2) is or was in violation of any Environmental Law, (3) has or may be required to incur response costs for investigation or remediation, or (4) by reason of which any of the SecureAlert II Real Property or other assets of SecureAlert II, may be subject to any lien under Environmental Laws.

                  "Environmental Laws" means all applicable foreign, federal, state and local statutes or laws, common law, judgments, orders, regulations, licenses, permits, rules and ordinances relating to pollution or protection of human health, safety or the environment, including, but not limited to the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), Safe Drinking Water Act (42 U.S.C. Section 3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Clean Air Act (42 U.S.C. Section 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section 9601 et seq.) and all related applicable state laws.

                  "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means each entity treated as a single employer with SecureAlert II for purposes of Code Section 414.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "Governmental Entity" means any court, administrative agency, commission, or other governmental authority or instrumentality.

                  "Hazardous Materials" shall mean, without limitation, all wastes, substances or materials defined as hazardous, toxic or a pollutant or contaminant under any Environmental Laws.

                  "Indebtedness" means any liability in respect of (A) borrowed money, (B) capitalized lease obligations, (C) the deferred purchase price of property or services (other than trade payables in the Ordinary Course of Business), and (D) guarantees of any of the foregoing incurred by any other person other than SecureAlert II.

                  "Intellectual Property Rights" shall mean all of SecureAlert II's rights relating to patents, patent applications, trademarks, service marks, trade names, copyrights, applications to register or registrations of any of the foregoing, mask works, inventions, processes, methods, trade secrets, know-how, employee invention disclosures, software (in both source code and object code form) and any documentation relating to the manufacture, marketing and maintenance of products by SecureAlert II to the extent relating to or used or held for use in connection with the Business including, without limitation, the Phillips and Magnavox technology used in the principal products of SecureAlert II.

                  "IRS" means the United States Internal Revenue Service.

                  "Knowledge" means actual knowledge without independent investigation.

                  "Material Adverse Effect" shall include any act or omission of a Person that would (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental agency, or court to which that Person is subject, (ii) violate any provision of the articles of incorporation or bylaws or articles of organization or operating agreement or similar organic document of the Person, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Person is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or security interest has not been waived in writing or would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of the Transaction Documents or transactions contemplated thereby, (y) have or result in a Material Adverse Effect on the business of the Person, or (z) adversely impair the Person's ability to perform fully on a timely basis its obligations under any Transaction Document. In the case of SecureAlert II, materiality for purposes of Section 3.7 of the Agreement, a Material Adverse Effect will be a tax liability or group of tax liabilities exceeding Twenty Thousand Dollars ($20,000.00) for any taxable year or One Hundred Thousand Dollars ($100,000) for all open taxable years.

                  "Merger" shall have the meaning set forth in the preamble to the Agreement.

                  "Multiemployer Plan" has the meaning set forth in ERISA
Section 3(37).

                  "Natale" means Tom Natale.

                   "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "Parties" means all Persons executing this Agreement as parties thereto.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

                  "SecureAlert II Financial Statements" means the audited financial statements of SecureAlert II (including the notes thereto) for the years ended December 31, 1999 and 2000, and the consolidated results of operations and cash flows for the periods indicated, as well as the unaudited financial statements of SecureAlert II for the three months ended March 31, 2001, together with the audited balance sheet of SecureAlert II at December 31, 2000 and the unaudited balance sheet of SecureAlert II at March 31, 2001, in each case including, as applicable, the consolidated financial statements and balance sheet of the predecessors of SecureAlert II, SecureAlert and American Secure Care, and as the same may be consolidated with the results of operations and financial statements of SecureAlert II's Subsidiaries. Reference to the SecureAlert II Balance Sheet shall mean the audited balance sheet of SecureAlert II at December 31, 2000.

                  "SecureAlert II Permits" means all permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals of all Governmental Entities (including all authorizations under Environmental Laws) necessary to conduct the business and operations of SecureAlert II, each of which is in full force and effect in all material respects, except for such permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals the failure of which to hold would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on SecureAlert II.

                  "SecureAlert II Shares" means the shares of common stock, no par value, of SecureAlert II.

                  "Shareholder" means any Person who or which holds any SecureAlert II Common Stock.

                  "Subsidiary" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (i) such Person or any other Subsidiary of such Person is a general partner or (ii) owns or controls, directly or indirectly, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization.

                  "Taxes" shall mean any and all taxes, charges, fees, levies, duties, liabilities, impositions or other assessments, including, without limitation, income, gross receipts, profits, alternative or add-on minimum, excise, real (due and payable) or personal property, environmental, recapture, sales, use, value-added, withholding, social security, estimated retirement, employment, unemployment, disability, occupation, service, registration, license, customs duties, net worth, payroll, franchise, gains, stock, stamp, transfer and recording taxes, fees and charges, imposed by the IRS or any other taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

                  "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, any amendments of any such tax or information returns and any schedules, exhibits or other documents with respect to or accompanying any such tax or information returns or any payments of estimated Taxes or requests for the extension of time in which to file any such report, return, document, declaration or other information.

                  "Tennessee Act" means the Tennessee Business Corporations Act, Sections 48-11-10 through 48-27-103 of the Tennessee Code, as amended.

                  "Transaction Documents" means this Agreement and the instruments and documents executed and delivered in connection with this Agreement.

                  "Utah Act" means the Utah Revised Business Corporations Act, Sections 16-10a-1, et seq. of the Utah Code Annotated, as amended.

                  "Voting Debt," means bonds, debentures, or other indebtedness having voting rights or convertible into securities having voting rights.

                  "Welch" means Tim Welch.

                  1.2 The Merger. Upon the terms and subject to the provisions of this Agreement and in accordance with the Utah Act and the Tennessee Act, at the Effective Time, SecureAlert II shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of SecureAlert II shall cease and Merger Sub shall continue as the surviving corporation.

                  1.3 Effective Time of the Merger. Subject to the provisions of this Agreement (including Section 7.1 hereof), Articles of Merger shall be duly prepared, executed and acknowledged, and thereafter delivered to the Division of Corporations and Commercial Code of the Utah Department of Commerce and the

Secretary of State of the State of Tennessee for filing, as provided in the Utah Act and the Tennessee Act, as early as practicable on the Closing Date. The Merger shall become effective at the Effective Time.

                  1.4 Closing. The Closing of the Merger will take place at such time and place to be agreed upon by the parties hereto, on a date to be specified by Volu-Sol and SecureAlert II, which shall be no later the Closing Date, unless another date is agreed to in writing by Volu-Sol and SecureAlert II.

                  1.5 Effect of the Merger. Upon becoming effective, the Merger shall have the effects set forth in the Acts. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of Merger Sub and SecureAlert II shall vest in Merger Sub as the surviving corporation, and all debts, liabilities and duties of SecureAlert II shall become the debts, liabilities, and duties of Merger Sub as the surviving corporation. At the time of Closing, all amounts previously loaned by Volu-Sol and its affiliates to SecureAlert II and its affiliates will be treated as an advance by a parent corporation to its subsidiary corporation and shall be the obligation of the Surviving Corporation, except as provided in Section 1.9.

                  1.6 Merger Consideration. Volu-Sol shall deliver the following consideration in exchange for all of issued and outstanding SecureAlert II Shares:

                    (a) The sum of One Million  Four  Hundred  Thousand  Dollars
               ($1,400,000) shall be paid to the Shareholders in proportion to the number of SecureAlert II Shares held by each Shareholder (the "Cash Consideration"). The Cash Consideration will be paid as follows: (1) Upon the execution of this Agreement by all parties hereto, the sum of Two Hundred Thousand Dollars ($200,000.00) of the Cash Consideration shall be delivered to the Shareholders in proportion to their respective stock ownership of SecureAlert II. Except as otherwise provided in this Agreement, the first Two Hundred Thousand Dollar ($200,000.00) payment provided for in this Section shall be non-refundable and remain the sole property of the Shareholders. (2) Thereafter, on the last day of each of six successive calendar quarters commencing with September 30, 2001, Volu-Sol will pay $200,000 to the Shareholders in proportion to the number of SecureAlert II Shares owned by each at the Effective Date.

                    (b) One Million Four  Hundred  Thirty-Three  Thousand  Three
               Hundred Thirty-Three (1,433,333) shares of Volu-Sol Common Stock shall be exchanged for all of the issued and outstanding SecureAlert II Shares as follows: (1) 233,333 shares upon execution of this Agreement by all parties hereto; and (2) 200,000 shares on the dates that the cash payments under Section 1.6(a) are made to the Shareholders. Certificates evidencing the shares of Volu-Sol Common Stock issuable hereunder will be delivered at Closing to and held in escrow by, counsel for Volu-Sol, who will deliver the certificates out of escrow to the Shareholders according to the terms of this Agreement on the dates for delivery required by Section 1.6(a). Unless otherwise directed by a Shareholder in writing, the stock certificates evidencing each Shareholder's proportionate share of the Volu-Sol Common Stock delivered under this section will be issued in the name of the Shareholder as it appears on the attached Schedule 2.1(a).

                  1.7 Issuance of Additional Shares. If and whenever during the two (2) year period following the Closing Date, Volu-Sol issues or sells any shares of common stock (including the issuance or sale of shares of Volu-Sol Common Stock owned or held by or for the account of Volu-Sol, but excluding (A) shares of Common Stock deemed to have been issued by Volu-Sol in connection with its stock option plan, (B) shares of Common Stock issued upon conversion of its outstanding series of preferred stock, or (C) shares of common stock issued upon the conversion or exercise of any options or warrants issued other than under its stock option plan outstanding as of the Closing Date provided the terms of such securities are not amended after the Closing Date), for a consideration as set forth in Section 1.6 and in Article 2 per share which is less than Three Dollars ($3.00) per share, then immediately after any such issue or sale, the number of shares issuable to the Shareholders as part of the merger consideration shall be adjusted such that the price per share of the shares included in the merger consideration shall be reduced to an amount equal to the per share consideration received by Volu-Sol upon such issue or sale and additional shares shall be issued with the result so that the aggregate fair market value of shares issued in the Merger shall equal Four Million Two Hundred Ninety-Nine Thousand Nine Hundred Ninety-Nine Dollars ($4,299,999).

                  1.8 Removal of Restrictive Legend. If requested, Volu-Sol will cause its counsel to prepare and deliver to its transfer agent appropriate opinions for the removal of the legend placed on the shares of Volu-Sol Common Stock issued to the Shareholders under Section 1.6 of this Agreement under Rule 144(k) promulgated under the Securities Act of 1933, as amended. Volu-Sol will not unreasonably delay or withhold its approval of the removal of the restrictive legend under this Section 1.8 if the Shareholder requesting removal otherwise qualifies for removal under Rule 144(k).

                  1.9 Shareholders' Rights in the Event of Breach. If Volu-Sol fails to make a payment required under Section 1.6 after written notice and a reasonable opportunity to cure such default, then the Shareholders and SecureAlert II shall have the right, but not the obligation, to unwind the transaction contemplated in this Agreement. The obligations of Volu-Sol to make the payments provided in Section 1.6 will be secured by all of the outstanding shares of Merger Sub under the terms of a security agreement in the form attached hereto as Exhibit "A" by this reference incorporated in and made a part of this Agreement. If a breach occurs and remains uncured for a period of 60 days from the date of receipt of notice of such breach as provided in this
Section 1.9, then the Shareholders may exercise their rights under the security agreement, in which case, the Merger Sub common stock will be conveyed to the Shareholders and they shall own and operate the business of Merger Sub thereafter, including all liabilities and assets thereof. In addition, Shareholders may retain all shares of Volu-Sol Common Stock and all Cash Consideration received under this Agreement as of the date of the breach. Shareholders will have one year from the date of the termination under this
Section 1.9 to repay the line of credit put in place of the SunTrust Line of Credit as described in Section 5.3. The obligation to repay the new line of credit will be personally guaranteed by Boling, Natale, Welch and Bernstein.

                  1.10 Other Covenants at Closing. Commencing with the execution of this Agreement by all of the parties hereto, Volu-Sol will begin to advance funds for payment of or shall reimburse certain operating expenses of SecureAlert. Expenses paid under this Section 1.10 will be only as mutually agreed by the parties and will not exceed $200,000 in the aggregate before the Closing Date. In addition, the advances made as loans to SecureAlert and its affiliates by Volu-Sol and its affiliates prior to the execution of this Agreement, totaling approximately $300,000, shall be deemed a contribution to capital and no repayment shall be made or required of those sums.

                                    ARTICLE 2

       EFFECT OF THE MERGER ON SECURITIES OF THE CONSTITUENT CORPORATIONS

                  2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or the Shareholders of SecureAlert II common stock, the following shall occur:

                  (a) SecureAlert II Common Stock. At the Closing, all of the SecureAlert II Shares issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(b)) shall be exchanged for a total of One Million Four Hundred Thirty-Three Thousand Three Hundred Thirty-Three (1,433,333) validly issued, fully paid, and non-assessable shares of common stock, par value $0.0001 per share, of Volu-Sol Common Stock pursuant to the Schedule 2.1(a) attached to this Agreement and by this reference incorporated herein. No fractional shares shall be issued and any such fractional share shall be rounded up to the nearest whole share. All shares of SecureAlert II Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any ownership or other rights with respect thereto, in exchange for such shares upon the surrender of such certificate in accordance with Section 2.2.

                  (b) Cancellation of Treasury Stock. All shares of SecureAlert II Common Stock that are owned by SecureAlert II as treasury stock shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefore.

                  (c) Adjustments to Volu-Sol Common Stock. The number of shares of Volu-Sol Common Stock delivered under Section 2.1(a) shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Volu-Sol Common Stock or SecureAlert II Common Stock, as applicable), reorganization, recapitalization, or any other like change with respect to Volu-Sol Common Stock or SecureAlert II Common Stock occurring after the date hereof and prior to the Effective Time.

                  2.2      Exchange of Certificates.

                  (a) Exchange Procedures. Promptly after the Effective Time and upon the delivery by each Shareholder of an investment agreement in the form attached hereto as Exhibit "A", Volu-Sol shall mail to each holder of record of the SecureAlert II Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Volu-Sol and shall be in such form and have such other provisions as Volu-Sol may reasonably specify), and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of Volu-Sol Common Stock. Upon surrender of a Certificate for cancellation to Volu-Sol together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefore certificates evidencing that number of whole shares of Volu-Sol Common Stock which such holder has the right to receive in accordance with Schedule 2.1(a) in respect of the SecureAlert II Shares formerly evidenced by such Certificate, and the Certificate so registered shall forthwith be canceled. In the event of a transfer of ownership of SecureAlert II Shares which is not registered in the transfer records of SecureAlert II as of the Effective Time, the Volu-Sol Common Stock may be issued in accordance with this Article 2 to a transferee if the Certificate evidencing such SecureAlert II Shares is presented to Volu-Sol, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 2.2(a) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that prior to the Effective Time represented SecureAlert II Shares will be deemed from and after the Effective Time for all corporate purposes (other than the payment of dividends and subject to Section 2.1(c)) to evidence the ownership of the number of full shares of Volu-Sol Common Stock into which such SecureAlert II Shares shall have been so converted.

                  (b) Distributions with Respect to Unexchanged Shares of Volu-Sol Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to shares of Volu-Sol Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to shares of Volu-Sol Common Stock they are entitled to receive until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Volu-Sol Common Stock issued in exchange therefore, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Volu-Sol Common Stock.

                  (c) Transfers of Ownership. At the Effective Time, the stock transfer books of SecureAlert II shall be closed, and there shall be no further registration of transfers of SecureAlert II Shares thereafter on the records of SecureAlert II. If any certificate for shares of Volu-Sol Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefore is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Volu-Sol or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Volu-Sol shares in any name other than that of the registered holder of the certificate surrendered, or have established to the reasonable satisfaction of Volu-Sol or any agent designated by it that such tax has been paid or is not payable.

                  (d) No Liability. None of Volu-Sol, Merger Sub, or SecureAlert II shall be liable to any holder of SecureAlert II Shares for any Volu-Sol Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law.

                  (e) Lost, Stolen, or Destroyed Certificates. In the event any Certificates shall have been lost, stolen, or destroyed, Volu-Sol shall issue in exchange for such lost, stolen, or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, Volu-Sol Common Stock as may be required pursuant to Section 2.2; provided, however, that Volu-Sol may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Volu-Sol, or SecureAlert II with respect to the Certificates alleged to have been lost, stolen, or destroyed.

                  2.3      Restricted Stock.

                  (a) All of the Common Stock of Volu-Sol issued to the Shareholders as hereinabove provided shall be restricted stock, and each certificate representing shares of Volu-Sol Common Stock shall be endorsed with a restrictive legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND STATE SECURITIES LAWS AND THEREFORE HAVE NOT BEEN REGISTERED UNDER THE ACT OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT COMPLIANCE WITH THE PROVISIONS OF RULE 144 UNDER THE ACT, COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE ACT AND APPLICABLE STATE LAWS, OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THE COMPANY WILL INSTRUCT ITS STOCK TRANSFER AGENT NOT TO RECOGNIZE ANY SALE OF THESE SECURITIES UNLESS SUCH SALE IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR THE COMPANY HAS FIRST RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY IN FORM AND SUBSTANCE, THAT SUCH REGISTRATION IS NOT REQUIRED.

                                    ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF SECUREALERT II

                  SecureAlert II represents and warrants to Volu-Sol and Merger Sub that the statements contained in this Article 3 are true and correct in all material respects except as set forth herein and in the disclosure schedules delivered by SecureAlert II to Volu-Sol and Merger Sub on or before the date of this Agreement. For purposes of the representations and warranties made in this Agreement, the representations and warranties made by SecureAlert II shall be deemed to include in all respects, to the fullest extent possible, the acts, condition, finances, and obligations of SecureAlert, LLC at all times prior to its dissolution. The disclosure in any paragraph shall qualify other paragraphs in this Article 3 only to the extent that it is reasonable from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

                  3.1 Organization of SecureAlert II. SecureAlert II is duly organized, validly existing, and in good standing under the laws of the State of Tennessee, and has the requisite corporate or limited liability company power and authority to carry on its business as now being conducted. SecureAlert II is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, would not be reasonably likely to have a Material Adverse Effect on the business, properties, financial condition or results of operations of SecureAlert and its Subsidiaries or affiliates, taken as a whole (a "SecureAlert II Material Adverse Effect"). SecureAlert II owns all of the issued and outstanding member interests in SecureAlert, LLC. SecureAlert, LLC owns 100% of the issued and outstanding member interests of American Secure Care, LLC. Each of SecureAlert LLC and American Secure Care, LLC is a Tennessee limited liability company duly organized, validly existing and in good standing under the laws of the State of Tennessee. SecureAlert, LLC owns 5% of the member interests of AV Outfitters, LLC, a Tennessee limited liability company. AV Outfitters, LLC is duly organized, validly existing and in good standing under the laws of Tennessee. Except as described in this Section 3.1, SecureAlert II does not, directly or indirectly, own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity. SecureAlert II was formed by the members of SecureAlert, LLC to own all of the member interests and to operate the Business of SecureAlert, LLC. For twelve (12) months prior to the formation of SecureAlert II, no assets of SecureAlert, LLC were distributed, sold, or otherwise transferred excepting in the Ordinary Course of Business or as disclosed in the attached Schedule 3.1. There are no Shareholders of SecureAlert II who were not previously members of SecureAlert, LLC, and all of the members of SecureAlert, LLC are Shareholders holding common stock of SecureAlert II in the same proportion in which they owned capital interests of SecureAlert, LLC. The representations and warranties of SecureAlert II in this Section 3 also shall be deemed to be representations and warranties of the SecureAlert II Subsidiaries.

                  3.2      Capitalization.

                  (a) The authorized capital stock of SecureAlert II consists of one thousand (1,000) shares of SecureAlert II Common Stock, no par value per share. As of the date hereof, (i) one thousand (1,000) shares of SecureAlert II Common Stock are issued and outstanding, all of which are validly issued, fully paid, and nonassessable, and (ii) no shares of SecureAlert II Common Stock are held in the treasury of SecureAlert II. As of the date of this Agreement, SecureAlert II has not granted any stock options, any stock appreciation rights, or any other contractual rights, the value of which is derived from the financial performance of SecureAlert II or the value of shares of SecureAlert II Common Stock. There are no obligations, contingent or otherwise, of SecureAlert II to repurchase, redeem, or otherwise acquire any shares of SecureAlert II

Common Stock or the capital stock or ownership interests of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution. or otherwise) in any other entity or to guaranty any bank obligations or indebtedness for borrowed money of any other entity or person.

                  (b) There are no bonds, debentures, notes, or other Voting Debt of SecureAlert II issued and outstanding. There are no shares of capital stock of any class of SecureAlert II, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no options, warrants, equity securities, calls, rights, commitments, or agreements of any character to which SecureAlert II is a party or by which it is bound obligating SecureAlert II to issue, deliver, or sell, or cause to be issued, delivered, or sold, additional shares of capital stock, or other ownership interests (including voting debt) of SecureAlert II or obligating SecureAlert II to grant, extend, accelerate the vesting of, or enter into any such option, warrant, equity security, call, right, commitment, or agreement. There are no voting trusts, proxies, or other voting agreements or understandings with respect to the shares of capital stock of SecureAlert II to which SecureAlert II or any Shareholder is a party.

                 3.3      Authority; No Conflict; Required Filings and Consents.

                  (a) SecureAlert II and each SecureAlert II Subsidiary has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by SecureAlert II have been duly authorized by all necessary corporate action on the part of SecureAlert II, subject only to the approval and adoption of this Agreement and the Merger by a majority of the Shareholders. This Agreement has been duly executed and delivered by SecureAlert II and the SecureAlert II Subsidiaries and assuming the due authorization, execution and delivery by Volu-Sol and Merger Sub, constitutes the valid and binding obligation of each of SecureAlert II and the SecureAlert II Subsidiaries, enforceable against each of them in accordance with its terms.

                  (b) Other than as disclosed in attached Schedule 3.3(b), the execution and delivery of this Agreement by SecureAlert II does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or Bylaws of SecureAlert II, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, lease, contract, or other agreement, instrument, or obligation to which SecureAlert II is a party or by which it or any of its properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 3.3(c), conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to SecureAlert II or any of its properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, defaults, terminations, breaches, cancellations, accelerations, or requirements for consent or waiver not obtained which (x) are not, individually or in the aggregate, reasonably likely to have a SecureAlert II Material Adverse Effect or (y) would not impair or unreasonably delay the consummation of the Merger.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to SecureAlert II in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the filing of the Articles of Merger with respect to the Merger with the Division of Corporations and Commercial Code of the Utah Department of Commerce and the Secretary of State of the State of Tennessee, such immaterial filings and consents as may be required under any environmental health or safety law or regulation pertaining to any notification, disclosure, or required approval triggered by the Merger or the transactions contemplated by this Agreement, and (vii) such other filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any jurisdiction in which SecureAlert II or any of its stockholders conducts any business or owns any assets the failure of which to obtain would not be reasonably likely to have a SecureAlert II Material Adverse Effect.

                  3.4 Financial Statements. Each of the SecureAlert II Financial Statements was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and fairly presented the financial position of SecureAlert II as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which, with respect to interim periods since December 31, 2000, were not or are not expected to be material in amount.

                  3.5 No Undisclosed Liabilities. Except as disclosed in attached Schedule 3.5, and except for liabilities and obligations incurred since the date of the SecureAlert II Balance Sheet in the Ordinary Course of Business consistent with past practices, SecureAlert II does not have any indebtedness, obligations, or liabilities of any kind, whether accrued, contingent, or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which would be reasonably likely to have a SecureAlert II Material Adverse Effect.

                  3.6 Absence of Certain Changes or Events. Except as disclosed in attached Schedule 3.6, since the date of the SecureAlert II Balance Sheet, SecureAlert II has conducted its businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been
(i) any event, development, state of affairs, or condition, or series or combination of events, developments, states of affairs or conditions, which, individually or in the aggregate, has had or is reasonably likely to have a SecureAlert II Material Adverse Effect; (ii) any damage, destruction, or loss (whether or not covered by insurance) with respect to SecureAlert II which is reasonably likely to have a SecureAlert II Material Adverse Effect; (iii) any material change by SecureAlert II in its accounting methods, principles or practices of which Volu-Sol has not previously been informed; (iv) any revaluation by SecureAlert II of any of its assets which is reasonably likely to have a SecureAlert II Material Adverse Effect; (v) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of SecureAlert II; (vi) any split, combination or reclassification of any of SecureAlert II's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of SecureAlert II's capital stock; (vii) any increase in or establishment of, or any liability (caused by a prior or existing violation of laws or regulations) under, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of SecureAlert II other than increases which would not be material, individually or in the aggregate, with respect to such officers or employees receiving such benefit or compensation (based on a comparison to benefits and compensation received in the year ended December 31, 2000); (viii) any entry into, renewal, modification or extension of, any material contract, arrangement or agreement with any other party except for contracts, arrangements or agreements in the Ordinary Course of Business or as contemplated by this Agreement; or (ix) any settlement of pending or threatened litigation involving SecureAlert II (whether brought by a private party or a Governmental Entity) other than any settlement which is not reasonably likely to have a SecureAlert II Material Adverse Effect.

                  3.7      Taxes.

                  (a)      Except as set forth in attached Schedule 3.7(a):

                           (i)      SecureAlert II has timely filed with the
appropriate taxing authorities all federal and other material Tax Returns required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. All such Tax Returns were (and, to the extent they will be filed prior to the Effective Time, will be) complete and accurate in all material respects. SecureAlert II has no pending request for an extension of time within which to file federal income Tax Returns. SecureAlert II has provided to Volu-Sol and Merger Sub complete and accurate (in all material respects) copies of SecureAlert II's federal income Tax Returns for the taxable years ended December 31, 1995, through December 31, 2000.

                           (ii)     All Taxes (as  defined  in Section  3.7(c))
in respect of periods beginning before the Closing Date have been paid or will be timely paid, or an adequate reserve has been or will be established therefore in accordance with GAAP, by SecureAlert II, subject only to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a SecureAlert II Material Adverse Effect.

                           (iii)    SecureAlert  II has complied in all respects
with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has, within the time and the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws subject to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a SecureAlert II Material Adverse Effect.

                           (iv)     No  federal,   state,   local,  or  foreign
audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of SecureAlert II, subject to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a SecureAlert II Material Adverse Effect. SecureAlert II has not received a written notice or announcement of any material audits or proceedings. No requests for waivers of time to assess any Taxes are pending, and SecureAlert II has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency for any open taxable year. The statutes of limitations for the federal income Tax Returns of SecureAlert II have expired for all taxable years ended on or prior to December 31, 1997.

                           (v)      Neither the IRS nor any other taxing
authority (whether domestic or foreign) has asserted in writing, or to the best Knowledge of SecureAlert II, is threatening in writing to assert, (a) against SecureAlert II any deficiency or claim for Taxes in excess of the reserves established therefore or (b) that SecureAlert II should have filed, but did not file a Tax Return in a particular jurisdiction where SecureAlert II does not regularly file Tax Returns, except as which would not be reasonably likely to have a SecureAlert II Material Adverse Effect.

                  (b)      Except as set forth in attached Schedule 3.7(b):

                           (i)      There are no liens for Taxes  upon any
property or assets of SecureAlert II except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings as set forth in attached Schedule 3.7(a) and as to which adequate reserves have been established in accordance with GAAP except as which would not be reasonably likely to have, individually or in the aggregate, a SecureAlert II Material Adverse Effect.

                           (ii)     SecureAlert  II is not or has not  been a
member of an Affiliated Group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) for any taxable period beginning on or after January 1, 1997.

                           (iii)    SecureAlert  II is  not a  party  to any Tax
sharing agreement or similar arrangement with any other person with respect to Taxes of any other person and, except as which would not be reasonably likely to have, individually or in the aggregate, a SecureAlert II Material Adverse Effect, has not entered into a closing agreement or other similar agreement related to Taxes with any taxing authority for any open or future taxable year.

                           (iv)     SecureAlert  II has not, with regard to any
assets or property held or acquired by it, filed a consent to the application of
Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by SecureAlert II;

                           (v)      SecureAlert II has no  stockholder  who has
held more than five percent (5%) of any class of SecureAlert II stock for whom such stock would be treated as a "United States real property interest" within the meaning of Section 897(c) of the Code.

                           (vi)     SecureAlert II has not agreed to, and is not
required to make, any adjustments under Section 481 of the Code for any open or future taxable year, except as which would not be reasonably likely to have, individually or in the aggregate, a SecureAlert II Material Adverse Effect.

                  3.8      Real Property.

                  (a) SecureAlert II owns no real property and has no option to purchase or right of first refusal, or equitable interests as a contract purchaser under executed purchase and sale agreements for the purchase of real property.

                  (b) Attached Schedule 3.8(b) lists and describes briefly all real property leased or subleased to SecureAlert II. SecureAlert II has delivered to Volu-Sol correct and complete copies of the leases and subleases listed in Schedule 3.8(b) (as amended to date). With respect to each lease and sublease listed in Schedule 3.8(b):

                         (i) The lease or  sublease  is legal,  valid,  binding,
                    enforceable, and in full force and effect;

                         (ii) The lease or sublease  will  continue to be legal,
                    valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                         (iii) No party to the lease or sublease is in breach or
                    default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                         (iv) No party to the lease or sublease  has  repudiated
                    any provision thereof;

                         (v)  There  are  no  disputes,   oral  agreements,   or
                    forbearance programs in effect as to the lease or sublease;

                         (vi) With respect to each sublease, the representations
                    and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

                         (vii) SecureAlert II has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                         (viii) All  facilities  leased or subleased  thereunder
                    have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in all material respects in accordance with applicable laws, rules, and regulations; and

                         (ix) All facilities leased or subleased  thereunder are
                    supplied with utilities and other services necessary for the operation of said facilities.

                  3.9 Title to Personal Property; Liens. SecureAlert II has sufficiently good and valid title to, or an adequate leasehold interest (under the leases described in attached Schedule 3.9) in, its material tangible personal properties and assets in order to allow it to conduct, and continue to conduct, its Business as and where currently conducted. Such material tangible personal assets and properties are free of liens which would not individually or in the aggregate have a SecureAlert II Material Adverse Effect, and the consummation of the transactions contemplated by this Agreement will not alter or impair the rights of SecureAlert II thereunder in any respect which, individually or in the aggregate, would be reasonably likely to have a SecureAlert II Material Adverse Effect. There are no defects in the physical condition or operability of such material tangible personal assets and properties which would impair the use of such assets and properties as such assets and properties are currently used, except for such defects which, individually or in the aggregate, would not be reasonably likely to have a SecureAlert II Material Adverse Effect.

                  3.10     Intellectual Property Rights.

                  (a) SecureAlert II owns, or is licensed or otherwise possesses legally enforceable rights to use all Intellectual Property Rights necessary to the conduct of the Business as it is presently being conducted or as presently contemplated to be conducted. Schedule 3.10(a) contains a list of all patents, patent applications registered copyrights, trade names, trademarks and service marks, and registrations and applications for the same owned by SecureAlert II relating to or used or held for use in connection with the Business. Except as set forth on Schedule 3.10(a): (1) SecureAlert II has unencumbered title to the Intellectual Property Rights set forth in the schedule which are listed as owned by SecureAlert II and there are no pending challenges to such title nor, to the Knowledge of SecureAlert II, have others threatened to challenge such title; (2) no rights or licenses to use Intellectual Property Rights have been granted or acquired by a SecureAlert II in connection with the Business except licenses associated with sales of products to end user customers in the Ordinary Course of Business and consistent with past practice or those listed in the schedule;
(3) there are no material licenses, agreements, obligations and contracts relating to the Intellectual Property Rights to which a SecureAlert II is a party or by which SecureAlert II is bound, except licenses associated with sales of products to end user customers in the Ordinary Course of Business and consistent with past practice; (4) each of the licenses, agreements, obligations and contracts listed in the schedule is in full force and effect, may be freely assigned to Merger Sub, is not subject to any current default of SecureAlert II, and is not subject to any outstanding, or to the Knowledge of SecureAlert II, threatened, disputes or disagreements; (5) there have been (i) no claims or assertions made by others that SecureAlert II has infringed any intellectual property rights of others by the sale of products or any other activity and (ii) no infringements of any intellectual property rights of others by SecureAlert II; (6) SecureAlert II has no Knowledge, of any infringement of Intellectual Property Rights of SecureAlert II by others and all such patents, registered trademarks, service marks, and copyrights owned by SecureAlert II and relating to or used or held for use in connection with the Business are in good standing and are recorded on the public record in the name of a SecureAlert II. True, complete and correct copies of all material listed in Schedule 3.10(a) have been delivered or made available to Volu-Sol.

                  (b) Except as listed on Schedule 3.10(b), all employees of and technical consultants to SecureAlert II, who have contributed to or have access to Intellectual Property Rights relating to or used or held for use in connection with the Business have entered into proprietary information and invention agreements with SecureAlert II and copies of such agreements have been made available or provided to Volu-Sol. No employee or agent of SecureAlert II has entered into any agreement that prohibits him from performing the work in which the employee or agent is presently engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than SecureAlert II.

                  (c) The manner in which SecureAlert II has manufactured, packaged, shipped, advertised, labeled and sold its products complies in all material respects with all the material applicable laws and regulations pertaining thereto. Except as set forth on Schedule 3.10(c), SecureAlert II has not deposited, and are not obligated to deposit, any source code regarding its products into any source code escrows or similar arrangements, and SecureAlert II is not under any contractual or other obligation to disclose the source code; or, other than to end-users or bundlers, any other material proprietary information included in or relating to its products.

                   3.11    Agreements, Contracts and Commitments.

                  (a) Except as disclosed in attached Schedule 3.11(a), as of the date of this Agreement, SecureAlert II is not a party to any oral or written
(i) agreement, contract, indenture, or other instrument relating to Indebtedness in an amount exceeding Fifty Thousand Dollars ($50,000.00), (ii) partnership, joint venture, or limited liability or management agreement with any person,
(iii) agreement, contract, or other instrument relating to any merger, consolidation, business combination, share exchange, business acquisition, or for the purchase, acquisition, sale, or disposition of any material assets of SecureAlert II outside the Ordinary Course of Business, (iv) other contract, agreement, or commitment to be performed after the date hereof which would be a material contract, (v) agreement, contract, or other instrument relating to any "strategic alliances" (i.e., cross-marketing, affinity relationships, etc.),
(vi) contract, agreement or commitment which materially restricts (geographically or otherwise) the conduct of any line of business by SecureAlert II or (vii) any contract, agreement or other instrument having as a party any partnership, joint venture, or limited liability company in which SecureAlert II is a partner, joint venture party or member which would otherwise satisfy the criteria in clauses (i), (iii), (iv), (v), or (vi) if SecureAlert II were a party to such contract, agreement or other instrument (collectively, the "SecureAlert II Material Contracts").

                  (b) Except as disclosed in attached Schedule 3.11(b), as of the date of this Agreement, (i) each of the SecureAlert II Material Contracts is valid and binding upon SecureAlert II (and, to SecureAlert II's best Knowledge, on all other parties thereto) in accordance with its terms and is in full force and effect, (ii) there is no material breach or violation of or default by SecureAlert II under any of the SecureAlert II Material Contracts, whether or not such breach, violation or default has been waived, and (iii) no event has occurred with respect to SecureAlert II which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any of the SecureAlert II Material Contracts, which breach, violation or default referred to in clauses (ii) or
(iii), alone or in the aggregate with other such breaches, violations or defaults referred to in clauses (ii) or (iii), would be reasonably likely to have a SecureAlert II Material Adverse Effect.

                  3.12 Litigation. Except as disclosed in attached Schedule 3.12, (a) there is no action, suit or proceeding, claim, arbitration, or investigation against SecureAlert II pending, or as to which SecureAlert II has received any written notice of assertion or, to the best Knowledge of SecureAlert II, threatened against or affecting SecureAlert II or any property or asset of SecureAlert II, before any court, arbitrator, or administrative, governmental, or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to (i) have a SecureAlert II Material Adverse Effect or (ii) prevent the consummation of the transactions contemplated by this Agreement; and (b) there is no judgment, order, injunction or decree of any Governmental Entity outstanding against SecureAlert II that could reasonably be expected to have any effect referred to in clauses (i) or (ii) above.

                  3.13 Environmental Matters. Except as disclosed in attached
Schedule 3.13 or as would not be reasonably likely to have a SecureAlert II Material Adverse Effect, (a) SecureAlert II is in material compliance with all Environmental Laws, (b) there are no Environmental Claims pending or, to the best Knowledge of SecureAlert II, threatened against SecureAlert II, (c) there are no Environmental Conditions relating to SecureAlert II or any portion of the SecureAlert II Real Property, (d) no asbestos containing materials, polychlorinated biphenyls (i.e., PCBs), or underground storage tanks are present at any of the SecureAlert II Real Property, (e) SecureAlert II has not received any notices from any governmental agency or other third party alleging liability under or violation of any Environmental Law, or alleging responsibility for the removal, investigation, or remediation of any Environmental Condition and (f) SecureAlert II is not subject to any enforcement or investigatory action by any governmental agency of which it has received notice, and is not conducting any removal, investigation or remediation, regarding an Environmental Condition with respect to any SecureAlert II Real Property.

                  3.14 Employees. Attached Schedule 3.14(a) lists every employee of SecureAlert II and the current compensation level of each employee. Except as set forth on attached Schedule 3.14(b), there are no employees of SecureAlert II who have written employment agreements with SecureAlert II and who are not employees "at will" and whose employment with SecureAlert II could not be terminated at any time. Except as disclosed on attached Schedule 3.14(c), there are no employees or agents of SecureAlert II who would be entitled to any compensation in connection with the termination of their engagement by SecureAlert II.

                  3.15     Employee Benefit Plans.

                  (a) Attached Schedule 3.15 lists each Employee Benefit Plan that SecureAlert II maintains or to which SecureAlert II contributes or has any obligation to contribute.

                         (i) Each such  Employee  Benefit Plan (and each related
                    trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA.

                         (ii) All required reports and  descriptions  (including
                    Form 5500 Annual Reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

                         (iii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of SecureAlert II. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

                         (iv) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Section 401(a).

                         (v) The market value of assets under each such Employee
                    Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with the PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                         (vi) SecureAlert II has delivered to Volu-Sol correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (b) Neither SecureAlert II no any ERISA Affiliate of SecureAlert II has ever maintained or contributed or been required to contribute to any Employee Benefit Plan.

                  (c) SecureAlert II does not contribute to, has never contributed and has never been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal liability as defined in ERISA Section
4201) under any Multiemployer Plan.

                  (d) Except as disclosed in Schedule 3.15(d), SecureAlert II does not maintain and has never has maintained or contributes, has never contributed, and never has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

                  3.16 Accounts Receivable3.16 Accounts Receivable. To the Knowledge of SecureAlert II, all of SecureAlert II's accounts receivable (including advertising credits and rebates owed by vendors shown as inventory on the SecureAlert II Financial Statements) arose in the Ordinary Course of Business, are "arms length" (other than employee advances which are described in Schedule 3.16), bona fide and correctly reflected in the SecureAlert II Financial Statements. To the Knowledge of SecureAlert II, all of SecureAlert II's accounts receivable (net of reserves for doubtful accounts set forth on the SecureAlert II Financial Statements) are collectible in accordance with their terms. To the Knowledge of SecureAlert II, except as set forth in Schedule 3.16, none of SecureAlert II's accounts receivable is subject to any set off, counterclaim or adjustment by reason of any product liability, breach of warranty, Contract, accounting error or other claim except for adjustments resulting from the settlement of escrows, none of which is material.

                  3.17 Inventory. All inventory of SecureAlert II, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of SecureAlert II as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of SecureAlert II.

                  3.18 Labor Matters. Except as disclosed in attached Schedule
3.18 or as would not be reasonably likely to have a SecureAlert II Material Adverse Effect, (i) there are no controversies pending or, to the best Knowledge of SecureAlert II, threatened between SecureAlert II s and its respective employees; (ii) to the best Knowledge of SecureAlert II, there are no activities or proceedings of any labor union to organize any non-unionized employees; (iii) SecureAlert II has not breached or otherwise failed to comply with any provision of any collective bargaining agreement or contract and there are no grievances outstanding against SecureAlert II under any such agreement or contract; (iv) there are no unfair labor practice charges and/or complaints pending against SecureAlert II before the National Labor Relations Board, or any similar foreign labor relations governmental bodies, or any current union representation questions involving employees of SecureAlert II; and (v) there is no strike, slowdown, work stoppage or lockout, or, to the best Knowledge of SecureAlert II, threat thereof, by or with respect to any employees of SecureAlert II. SecureAlert II is not party to any collective bargaining agreements, except for collective bargaining agreements disclosed in attached Schedule 3.18.

                  3.19 Compliance. Except as set forth on attached Schedule 3.19, SecureAlert II and each of its directors (but with respect to non-employee directors, only to SecureAlert II's best Knowledge), officers, persons performing management functions similar to officers, hold all SecureAlert II Permits and no event has occurred which permits, or upon the giving of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension, limitation or termination of any SecureAlert II Permit that currently is in effect the loss of which either individually or in the aggregate would be reasonably likely to have a SecureAlert II Material Adverse Effect. SecureAlert II and its directors (but with respect to non-employee directors, only to SecureAlert II's best Knowledge), officers, persons performing management functions similar to officers, are in compliance with the terms of the SecureAlert II Permits, except for such failures to comply, which singly or in the aggregate, would not, individually or in the aggregate, be reasonably likely to have a SecureAlert II Material Adverse Effect. The business of SecureAlert II is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity. To the best Knowledge of SecureAlert II, no investigation or review by any Governmental Entity with respect to SecureAlert II is pending, or threatened, nor has any Governmental Entity indicated any intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, be reasonably likely to have a SecureAlert II Material Adverse Effect.

                  3.20 Insurance. SecureAlert II has provided to Volu-Sol accurate and complete copies of all material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by SecureAlert II. All such insurance policies are with reputable insurance carriers and provide coverage as is reasonably prudent to cover normal risks incident to the business of SecureAlert II and its properties and assets.

                 3.21 Tangible Assets. Except as described in Schedule 3.21, to the Knowledge of SecureAlert II, the buildings, machinery, equipment, and other tangible assets that SecureAlert II owns and leases are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

                 3.22 Software Matters. To the Knowledge of SecureAlert II, SecureAlert II owns, has a valid license to use or has the right to use the computer software programs used by it in carrying on its Business except the failure of which to own, validly license or have the right validly to use, individually or in the aggregate, would not reasonably be expected to have an adverse effect on the Business.

                  3.23 No Existing Discussions. As of the date hereof, SecureAlert II is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal.

                  3.24 Brokers. None of SecureAlert II, or to the Knowledge of SecureAlert II, its respective officers, directors, or employees have employed any broker, financial advisor or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

                  3.25 Transactions With Affiliates. Other than the transactions contemplated by this Agreement or as disclosed in attached Schedule 3.25, from January 1, 2001, through the date of this Agreement, there have been no transactions, agreements, arrangements, or understandings between SecureAlert II, on the one hand, and SecureAlert II's officers, directors, shareholders, affiliates, or other related persons, on the other hand.

                                    ARTICLE 4

            REPRESENTATIONS AND WARRANTIES OF VOLU-SOL AND MERGER SUB

         Volu-Sol and Merger Sub represent and warrant to SecureAlert II that the statements contained in this Article 4 are true and correct except as set forth herein and in the disclosure schedule delivered by Volu-Sol and Merger Sub to SecureAlert II on or before the date of this Agreement the disclosure in any paragraph shall qualify other paragraphs in this Article 4 only to the extent that it is reasonable from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

                  4.1 Organization. Each of Volu-Sol and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate, partnership and limited liability company power and authority to carry on its business as now being conducted. Each of Volu-Sol and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not be reasonably likely to have a Material Adverse Effect on the business, properties, financial condition or results of operations of Volu-Sol and its Subsidiaries, taken as a whole (a "Volu-Sol Material Adverse Effect"). Volu-Sol has delivered to SecureAlert II true and correct copies of the Certificate of Articles of Incorporation and Bylaws of each of Volu-Sol and Merger Sub, in each case as amended to the date of this Agreement.

                  4.2      Capitalization.

                  (a) The authorized capital stock of Volu-Sol consists of 50,000,000 shares of Volu-Sol Common Stock par value $0.0001 per share, and 10,000,000 shares of Volu-Sol Preferred Stock. As of May 31, 2001, (i) 3,820,421 shares of Volu-Sol Common Stock are issued and outstanding, all of which are validly issued, fully paid, and nonassessable, and (ii) 23,750 shares of Volu-Sol Preferred Stock are issued and outstanding.

                  (b) The authorized capital stock of Merger Sub consists of 40,000,000 shares of Merger Sub Common Stock par value $0.0001 per share, of which 10,000,000 shares are issued and outstanding. Volu-Sol owns directly all the outstanding shares of Merger Sub Common Stock. The outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid, and non-assessable.

                  (c) As of May 31, 2001, Volu-Sol has issued convertible debt with in the principal amount of five hundred forty-five thousand dollars ($545,000), convertible at the option of the holders into a total of 181,667 shares of common stock. Volu-Sol has reserved 3,510,000 shares of common stock for issuance upon exercise of outstanding stock options under the Volu-Sol Stock Plans and outstanding purchase warrants, as well as 8,787,500 shares of common stock for issuance upon conversion of the outstanding shares of its Series A Convertible Preferred Stock. Except as disclosed in the preceding sentence (i) there are no shares of capital stock of any class of Volu-Sol, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance, or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments, or agreements of any character to which Volu-Sol or any of its Subsidiaries is a party or by which it is bound obligating Volu-Sol or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests (including Voting Debt) of Volu-Sol or any of its Subsidiaries or obligating Volu-Sol or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Volu-Sol. All shares of Volu-Sol Common Stock subject to issuance as specified in this Section 4.2(c) are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid, and nonassessable.

                  (d) Volu-Sol has entered into an engagement agreement with Investec Ernst & Company as placement agent for the offer and sale on a best efforts basis of a minimum of 666,667 and maximum of 1,666,667 shares of a new Series B Convertible Preferred Stock at a purchase price of $3.00 per share. The Series B Preferred Stock is convertible share-for-share into Volu-Sol Common Stock. It is expected that this private placement will commence in mid-June 2001 and close on or about September 30, 2001, unless extended by mutual agreement of Volu-Sol and the placement agent. In connection with this offering, Volu-Sol has prepared a private placement memorandum (the "Series B Memorandum"), copies of which have been made available to the Shareholders and to SecureAlert II in the course of their due diligence review of Volu-Sol and its business.

                 4.3      Authority; No Conflict; Required Filings and Consents.

                  (a) Volu-Sol and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Volu-Sol and Merger Sub have been duly authorized by all necessary corporate action on the part of Volu-Sol and Merger Sub. This Agreement has been duly executed and delivered by Volu-Sol and Merger Sub and assuming the due authorization, execution, and delivery by SecureAlert II, constitutes the valid and binding obligation of Volu-Sol and Merger Sub, enforceable against each of them in accordance with its terms.

                  (b) The execution and delivery of this Agreement by Volu-Sol and Merger Sub does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or Bylaws of Volu-Sol or the comparable organizational documents of any of its Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Volu-Sol or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or
(iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Volu-Sol or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, defaults, terminations, breaches, cancellations, accelerations or requirements for consent or waiver not obtained which (x) are not, individually or in the aggregate, reasonably likely to have a Volu-Sol Material Adverse Effect or (y) would not impair or unreasonably delay the consummation of the Merger.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Volu-Sol or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger with respect to the Merger with Division of Corporations and Commercial Code of the Utah Department of Commerce and the Secretary of State of the State of Tennessee, (ii) such immaterial filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, and (iii) such other filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any jurisdiction in which Volu-Sol or any of its Subsidiaries conducts any business or owns any assets the failure of which to obtain would not be reasonably likely to have a Volu-Sol Material Adverse Effect.

                  4.4 Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes) of Volu-Sol was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and fairly presented the consolidated financial position of Volu-Sol and its consolidated Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which, with respect to interim periods since September 30, 2000, were not or are not expected to be material in amount.

                  4.5 No Undisclosed Liabilities. Except for accounts payable and other obligations incurred in the Ordinary Course of Business consistent with past practices, since March 31, 2001 Volu-Sol and its consolidated Subsidiaries do not have any indebtedness, obligations or liabilities of any kind, whether accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which would be reasonably likely to have a Volu-Sol Material Adverse Effect.

                   4.6 Litigation. There is no action, suit or proceeding, claim, arbitration, or investigation against Volu-Sol or any of its Subsidiaries pending, or as to which Volu-Sol or any of its Subsidiaries has received any written notice of assertion or, to the best Knowledge of Volu-Sol, threatened against or affecting, Volu-Sol or any of its Subsidiaries or any property or asset of Volu-Sol or any of its Subsidiaries, before any court, arbitrator, or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to
(i) have a Volu-Sol Material Adverse Effect or (ii) prevent the consummation of the transactions contemplated by this Agreement; and there is no judgment, order, injunction or decree of any Governmental Entity outstanding against Volu-Sol or any of its Subsidiaries that could reasonably be expected to have any effect referred to in clauses (i) or (ii) above.

                  4.7 Environmental Matters. Except as would not be reasonably likely to have a Volu-Sol Material Adverse Effect, (a) Volu-Sol and its Subsidiaries are in compliance with all Environmental Laws, (b) there are no Environmental Claims pending or, to the best Knowledge of Volu-Sol, threatened against Volu-Sol and its Subsidiaries, (c) there are no Environmental Conditions relating to Volu-Sol and its Subsidiaries or any property currently owned or operated by Volu-Sol or its Subsidiaries, (d) no asbestos containing materials, polychlorinated biphenyls (i.e., PCBs) or underground storage tanks are present at any of the real properties owned or operated by Volu-Sol, (e) none of Volu-Sol or its Subsidiaries has received any notices from any governmental agency or other third party alleging liability under or violation of any Environmental Law, or alleging responsibility for the removal, investigation, or remediation of any Environmental Condition, and (f) Volu-Sol is not subject to any enforcement or investigatory action by any governmental agency of which it has received notice, and is not conducting any removal, investigation or remediation, regarding an Environmental Condition with respect to any real property owned or operated by Volu-Sol or its Subsidiaries or for which Volu-Sol or its Subsidiaries have an option to purchase or right of first refusal or equitable interests as contract purchasers or equitable interests as profit participants.

                  4.8 Labor Matters. Except as would not have a Volu-Sol Material Adverse Effect, (i) there are no controversies pending or, to the best Knowledge of Volu-Sol, threatened between Volu-Sol or any of its Subsidiaries and any of their respective employees; (ii) to the best Knowledge of Volu-Sol, there are no activities or proceedings of any labor union to organize any non-unionized employees, (iii) neither Volu-Sol nor any of its Subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining agreement or contract and there are no grievances outstanding against Volu-Sol or any of its Subsidiaries under any such agreement or contract; (iv) there are no unfair labor practice charges and/or complaints pending against Volu-Sol or any of its Subsidiaries before the National Labor Relations Board, or any similar foreign labor relations governmental bodies, or any current union representation questions involving employees of Volu-Sol or any of its Subsidiaries; and (v) there is no strike, slowdown, work stoppage, or lockout, or, to the best Knowledge of Volu-Sol, threat thereof, by or with respect to any employees of Volu-Sol or any of its Subsidiaries.

                   4.9 Insurance. Volu-Sol maintains insurance in such amounts and on such terms as is necessary for Volu-Sol business as currently conducted and as is reasonable and customary in its business. All such insurance policies are with reputable insurance carriers and provide coverage as is reasonably prudent to cover normal risks incident to the business of Volu-Sol and its Subsidiaries and their respective properties and assets.

                  4.10 Taxes. Except as would not be reasonably likely to have a Volu-Sol Material Adverse Effect (a) each of Volu-Sol, its Subsidiaries and any Affiliated Group of which Volu-Sol or any of its Subsidiaries is now or ever has been a member (i) has filed or caused to be filed, or will file or cause to be filed, with the appropriate taxing authority, on a timely basis, all federal or other material Tax Returns required to be filed by it on or prior to the Closing Date (which Tax Returns were or will be correct and complete in all material respects), and (ii) has paid or caused to be paid or will pay or cause to be paid (x) all Taxes due for the periods covered thereby and (y) all Taxes pursuant to any assessment received by Volu-Sol or any of its Subsidiaries, excluding in each case under this clause (ii), any such Taxes that have been contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; (b) as of the date hereof, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the Knowledge of Volu-Sol or any of its Subsidiaries, threatened by any governmental or taxing authority regarding any Taxes relating to Volu-Sol or any of its Subsidiaries and (c) as of the date hereof, neither Volu-Sol nor any of its Subsidiaries has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of any Taxes of Volu-Sol or any of its Subsidiaries.

                  4.11 Intellectual Property. Except as would not be reasonably likely to have a Volu-Sol Material Effect, Volu-Sol and its Subsidiaries own or possess adequate rights to use all material trademarks, trademark applications, trade names, service marks, trade secrets (including customer lists and customer databases), copyrights, patents, licenses, know-how, and other proprietary intellectual property rights as are necessary in connection with the businesses Volu-Sol and its Subsidiaries as currently conducted, and, to the best Knowledge of Volu-Sol, there is no infringement of the rights of Volu-Sol and its Subsidiaries therein or any infringement by them of the right of others therein which, individually or in the aggregate would be reasonably likely to have a Volu-Sol Material Adverse Effect.

                  4.12 Absence of Certain Changes or Events. Since March 31, 2001, Volu-Sol and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any event, development, state of affairs or condition, or series or combination of events, developments, states of affairs or conditions, which, individually or in the aggregate, has had or is reasonably likely to have a Volu-Sol Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Volu-Sol or any of its Subsidiaries which is reasonably likely to have a Volu-Sol Material Adverse Effect; (iii) any material change by Volu-Sol in its accounting methods, principles or practices of which Volu-Sol has not previously been informed; (iv) any revaluation by Volu-Sol of any of its assets which is reasonably likely to have a Volu-Sol Material Adverse Effect; (v) any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Volu-Sol; (vi) any split, combination, or reclassification of any of Volu-Sol capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of Volu-Sol capital stock; (vii) any increase in or establishment of, or any liability (caused by a prior or existing violation of laws or regulations) under, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase, or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of Volu-Sol or any Subsidiary other than increases which would not be material, individually or in the aggregate, with respect to such officers or employees receiving such benefit or compensation (based on a comparison to benefits and compensation received in the fiscal year ended September 30, 2000, or (viii) any settlement of pending or threatened litigation involving Volu-Sol or any of its Subsidiaries (whether brought by a private party or a Governmental Entity) other than any settlement which is not reasonably likely to have a Volu-Sol Material Adverse Effect.

                  4.13 Compliance. Each of Volu-Sol and its Subsidiaries, and each of their respective directors (but with respect to non-employee directors, only to Volu-Sol's best Knowledge), officers, persons performing management functions similar to officers and, to Volu-Sol's best Knowledge, partners hold all Volu-Sol Permits, each of which is in full force and effect in all material respects, except for such permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals the failure of which to hold would not, individually or in the aggregate, be reasonably likely to have a Volu-Sol Material Adverse Effect and no event has occurred which permits, or upon the giving of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension, limitation or termination of any Volu-Sol Permit that currently is in effect the loss of which either individually or in the aggregate would be reasonably likely to have a Volu-Sol Material Adverse Effect. Each of Volu-Sol and its Subsidiaries, and each of their respective directors (but with respect to non-employee directors, only to Volu-Sol's best Knowledge), officers, persons performing management functions similar to officers and, to Volu-Sol's best Knowledge, partners, are in compliance with the terms of the Volu-Sol Permits, except for such failures to comply, which singly or in the aggregate, would not, individually or in the aggregate, be reasonably likely to have a Volu-Sol Material Adverse Effect. The businesses of Volu-Sol and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that individually or in the aggregate do not and would not be reasonably likely to have a Volu-Sol Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Volu-Sol or any of its Subsidiaries is pending, or, to the best Knowledge of Volu-Sol, threatened, nor has any Governmental Entity indicated any intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, be reasonably likely to have a Volu-Sol Material Adverse Effect.

                  4.14 Brokers. None of Volu-Sol, or any of its officers, directors, or employees have employed any broker, financial advisor, or finder or incurred any liability for any brokerage fees, commissions, or finder's fees in connection with the transactions contemplated by this Agreement.

                  4.15 No Operations of Merger Sub. Other than in connection with the transactions contemplated by this Agreement, since its date of incorporation, Merger Sub has not conducted any business, has not owned, leased or operated any real property and has not incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise.

                  4.16 Title to Property. Volu-Sol has good, valid, legal, and marketable title to all of their real properties purported to be owned by them and good and valid title to other assets purported to be owned by them, free and clear of all liens, charges, and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected, individually or in the aggregate, to have a Volu-Sol Material Adverse Effect, and except for liens which secure indebtedness reflected in the Volu-Sol Balance Sheet; and all leases pursuant to which Volu-Sol or its Subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default) by Volu-Sol and its Subsidiaries except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not reasonably be expected, individually or in the aggregate, to have a Volu-Sol Material Adverse Effect.

                  4.17     Agreements, Contracts and Commitments.

                  (a) Except as disclosed in the Series B Memorandum, as of the date of this Agreement, neither Volu-Sol nor any of its Subsidiaries is a party to any oral or written contract, agreement, or commitment to be performed after the date hereof which would be a material contract.

                  (b) As of the date of this Agreement, (i) each of the Volu-Sol Material Contracts is valid and binding upon Volu-Sol or any of its Subsidiaries (and, to Volu-Sol's best Knowledge, on all other parties thereto) in accordance with its terms and is in full force and effect, (ii) there is no material breach or violation of or default by Volu-Sol or any of its Subsidiaries under any of the Volu-Sol Material Contracts, whether or not such breach, violation or default has been waived, and (iii) no event has occurred with respect to Volu-Sol or any of its Subsidiaries which, with notice or lapse of time or both, would constitute a material breach, violation, or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any of the Volu-Sol Material Contracts, which breach, violation or default referred to in clauses (ii) or (iii), alone or in the aggregate with other such breaches, violations or defaults referred to in clauses (ii) or (iii), would be reasonably likely to have a Volu-Sol Material Adverse Effect.

                  4.18 Employee Benefit Plans. Volu-Sol does not maintain any Employee Benefit Plan and has not had such a plan at any time.

                                    ARTICLE 5

                                    COVENANTS

                  5.1 Conduct of Business of SecureAlert II. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, SecureAlert II agrees (except to the extent that Volu-Sol shall otherwise consent in writing) to carry on its Business in the ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, in the ordinary course in substantially the same manner as previously paid, to pay or perform its other obligations when due in the ordinary course in substantially the same manner as previously paid or performed, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, or as specifically disclosed on attached Schedule 5.1, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, without the written consent of Volu-Sol, SecureAlert II shall not:

                         (i)   Adopt   any   amendment   to  its   Articles   of
                    Incorporation or Bylaws;

                         (ii) Issue, pledge, or sell, or authorize the issuance,
                    pledge, or sale of additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants, or options to acquire any convertible securities or capital stock, or any other securities in respect of, in lieu of, or in substitution for, shares of SecureAlert II Common Stock outstanding on the date hereof;

                         (iii) Declare,  set aside, or pay any dividend or other
                    distribution (whether in cash, securities, or property or any combination thereof) in respect of any class or series of its capital stock;

                         (iv) Split, combine,  subdivide,  reclassify or redeem,
                    purchase, or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

                         (v) Increase the compensation or fringe benefits payable or to become payable to its directors, officers, or employees, or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements or policies previously disclosed in writing to Volu-Sol, which shall be interpreted and implemented in a manner consistent with past practice), or enter into any employment or severance agreement with, any director, officer, or employee of SecureAlert II or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance, or other employee benefit plan, agreement, trust, fund, policy, or arrangement for the benefit or welfare of any directors, officers, or current or former employees, including any Benefit Arrangement, Pension Plan, or Welfare Plan, except to the extent required by applicable law or regulation, and, provided, that SecureAlert II may make repayment of Shareholder loans outstanding as of the date of this Agreement in an aggregate amount not to exceed $100,000;

                         (vi)  (A)  sell,  pledge,  lease,  dispose  of,  grant,
                    encumber, or otherwise authorize the sale, pledge, disposition, grant, or encumbrance of any of the properties or assets of SecureAlert II, except for sales of assets and inventory in the Ordinary Course of Business in an amount not to exceed Five Thousand Dollars ($5,000.00) individually or Twenty-Five Thousand Dollars ($25,000.00) in the aggregate or (B) acquire (including, without limitation, by merger, consolidation, lease, or acquisition of stock or assets) any corporation, partnership, other business organization, or any division thereof (or a substantial portion of the assets thereof) or any other assets, except for acquisitions of assets in the Ordinary Course of Business in an amount individually not to exceed Twenty-five Thousand Dollars ($25,000.00);

                         (vii) (A) incur,  assume, or pre-pay any long-term debt
                    or incur or assume any short-term debt, except that SecureAlert II may incur or pre-pay debt in the Ordinary Course of Business (including SecureAlert II's capital expansion and improvement program which is set forth on attached Schedule 5.1) consistent with past practice under existing lines of credit, (B) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the Ordinary Course of Business consistent with past practice, or (C) make any loans, advances, or capital contributions to, or investments in, any other person except in the Ordinary Course of Business consistent with past practice (including advances to employees);

                         (viii) Authorize,  recommend,  propose,  or announce an
                    intention to adopt a plan of complete or partial liquidation or dissolution of SecureAlert II;

                         (ix) Make or  rescind  any  material  express or deemed
                    election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit, or controversy relating to Taxes, or except as may be required by applicable law, make any change to any of its material methods of reporting income or deductions (including, without limitation, any change to its methods or basis or write-offs of accounts receivable) for federal income tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ending December 31, 2000; provided, however, that Volu-Sol shall not unreasonably withhold or delay its consent to any such matter described in this
                    Section 5.1 in a manner that would preclude SecureAlert II from timely making such an election, timely filing its Tax Returns or timely paying its Taxes;

                         (x) Pay,  discharge,  or satisfy any  material  claims,
                    liabilities,  or obligations (absolute,  accrued,  asserted, unasserted, contingent, or otherwise), other than the payment, discharge, or satisfaction in the Ordinary Course of Business and consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of SecureAlert II;

                         (xi) Other than in the Ordinary  Course of Business and
                    consistent with past practice, waive any rights of substantial value or make any payment, direct or indirect, of any material liability of SecureAlert II before the same comes due in accordance with its terms;

                         (xii) Fail to maintain its existing  insurance coverage
                    of all types in effect or, in the event any such coverage shall be terminated or lapse, to the extent available at reasonable cost, procure substantially similar substitute insurance policies, which in all material respects are in at least such amounts and against such risks as, are currently covered by such policies;

                         (xiii) Enter into any collective  bargaining  agreement
                    (other than as required by law or extensions of existing agreements in the Ordinary Course of Business);

                         (xiv) Take any action,  other than reasonable and usual
                    actions in the Ordinary Course of Business and consistent with past practice, with respect to accounting policies or procedures, unless required by GAAP;

                         (xv) Modify, amend, or terminate any of the SecureAlert
                    II Material Contracts or waive, release, or assign any material rights or claims, except in the Ordinary Course of Business consistent with past practice;

                         (xvi) Take, or agree to commit to take, any action that
                    would cause the representations and warranties of SecureAlert II contained herein, individually or in the aggregate, which are not qualified by materiality not to be true and correct in all material respects, or cause those qualified by materiality or a SecureAlert II Material Adverse Effect not to be true and correct, at, or as of any time prior to, the Effective Time;

                         (xvii) Engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of SecureAlert II's affiliates which involves the transfer of consideration or has a financial impact on SecureAlert II, other than pursuant to such agreements, arrangements, or understandings existing on the date of this Agreement or disclosed on attached Schedule 3.25;

                         (xix) Settle any litigation relating to the transactions contemplated hereby other than any settlement which would not (i) be reasonably likely to have a SecureAlert II Material Adverse Effect or (ii) materially adversely affect the consummation of the transactions contemplated hereby; or

                         (xx) Enter into an agreement,  contract, commitment, or
                    arrangement to do any of the foregoing, or to authorize, recommend, propose, or announce an intention to do any of the foregoing.

                  5.2 Conduct of Business of Volu-Sol and Merger Sub. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Volu-Sol agrees as to itself and each of its Subsidiaries (except to the extent that SecureAlert II shall otherwise consent in writing) to carry on its business in the ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, in the ordinary course in substantially the same manner as previously paid, to pay or perform its other obligations when due in the ordinary course in substantially the same manner as previously paid or performed, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, or as specifically disclosed on attached Schedule 5.2 or such as would not be reasonably likely to have a Volu-Sol Material Adverse Effect, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, without the written consent of SecureAlert II, Volu-Sol shall not:

                  (a) Adopt any amendment to its Articles of Incorporation or Bylaws of Volu-Sol;

                  (b) Declare, set aside, or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class of or series of its capital stock other than between any Subsidiary of Volu-Sol and Volu-Sol or any other Subsidiary of Volu-Sol and other than dividends payable on the Volu-Sol Preferred Stock;

                  (c) Take any action or make any change, other than reasonable and usual actions in the Ordinary Course of Business and consistent with past practice, with respect to accounting policies and procedures, unless required by GAAP;

                  (d) Authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Volu-Sol;

                  (e) Other than in the Ordinary Course of Business and consistent with past practice, waive any rights of substantial value or make any payment, direct or indirect, of any material liability of Volu-Sol or of any of its Subsidiaries before the same comes due in accordance with its terms;

                  (f) Fail to maintain insurance in such amounts and on such terms as is necessary for Volu-Sol business as currently conducted and as is reasonable and customary in its business;

                  (g) Take, or agree to commit to take, any action that would cause the representations and warranties of Volu-Sol contained herein, individually or in the aggregate, which are not qualified by materiality not to be true and correct in all material respects or cause those qualified by materiality or a Volu-Sol Material Adverse Effect not to be true and correct at, or as of any time prior to, the Effective Time;

                  (h) Enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce any intention to do any of the foregoing.

                  5.3 Repayment of SunTrust Liabilities. At the time this Agreement is executed, SecureAlert II has outstanding with SunTrust Bank East Tennessee, N.A. ("SunTrust"), a line of credit in the principal amount of up to Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the "SunTrust Line of Credit"). At the time of Closing, Volu-Sol will cause the outstanding balance of the SunTrust Line of Credit to be repaid in full and all personal guarantees made in connection with the SunTrust Line of Credit to be released.

                  5.4 Employment Agreements. At Closing, Natale, Boling, Welch, and Bernstein shall enter into employment contracts with Volu-Sol or Merger Sub in the forms attached hereto as Exhibit "B", Exhibit "C", Exhibit "D", and Exhibit "E" (hereinafter the "Employment Agreements").

                  5.5 Management of Merger Sub. Volu-Sol agrees that Natale and Boling shall manage the affairs of Merger Sub under the direction of the Volu-Sol board of directors following the Closing Date as provided in the Employment Agreements entered into as provided in Section 5.4, above.

                  5.6 Appointment as Officers. At the time of Closing, Natale and Boling shall consent to become officers of Volu-Sol or Merger Sub, at the option of the Volu-Sol board of directors.

                  5.7 Warrants. At Closing, Volu-Sol shall grant stock purchase warrants to Natale, Boling, Welch, and Bernstein for the purchase of up to an aggregate of One Million (1,000,000) shares of Volu-Sol Common Sock at an exercise price of Three and no/100 Dollars ($3.00) per share (the "Warrants"). The Warrants shall be exercisable during a period beginning the date on which the aggregate revenues of Merger Sub following the Closing Date have reached Twenty Million and no/100 Dollars ($20,000,000.00) and ending five (5) years following the vesting of the date they become exercisable. No warrant will vest (become exercisable) as to a holder unless the holder has been continually employed by Volu-Sol or Merger Sub since the Closing Date. The Warrants shall be in the form attached hereto as Exhibit "F", and shall be allocated between Natale, Boling, Welch, and Bernstein, or as they may otherwise direct. In the event the aggregate gross revenues of Merger Sub during the two (2) years following the Closing are equal to or greater than Twenty Million Dollars ($20,000,000.00), then the Warrants may be exercised for the full number of all of the shares set forth on each Warrant. In the event that the aggregate gross revenues of Merger Sub during the two (2) years following the Closing Date are less than Twenty Million and no/100 Dollars ($20,000,000.00), then the number of shares for which the Warrants may be exercised shall be equal to the number of shares set forth in the Warrants multiplied by a fraction, the numerator of which is the aggregate gross revenues of Merger Sub during the two-year period and the denominator of which is Twenty Million Dollars ($20,000,000). In addition, if Merger Sub has a loss for the two-year period following the Closing Date, the number of shares that may be purchased under the Warrants shall be reduced at the rate of one share for every $3.00 of loss incurred. For purposes of this Section 5.7, revenues and losses shall be determined in accordance with GAAP; provided, however, that the adverse effect, if any, that the grant or the exercise of the Warrants described in this section might have on earnings of Merger Sub will not be included in any calculation of loss.

                  5.8 Assumption of Certain Obligations. At the time of Closing, Volu-Sol or Merger Sub shall assume the two (2) promissory notes which were executed by American Secure Care, LLC as maker and payable to Natale and Dr. Ed Boling ("Dr. Boling"), each in the original principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00) and dated September 18, 1997. Natale and Dr. Boling each shall have the right at any time during the twelve (12) months following the Closing Date to convert his note into a total of Eighty Three Thousand Three Hundred and Thirty-three (83,333) shares of the Common Stock of Volu-Sol, or to be paid Two Hundred Fifty Thousand Dollars ($250,000.00) in cash at the end of twelfth month following the Closing Date. Volu-Sol shall pay interest as provided in the promissory notes until one (1) year from the Closing Date or the date the notes are converted into Common Stock of Volu-Sol, whichever occurs first.

                  5.9 Cooperation; Notice; Cure. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Volu-Sol and SecureAlert II shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations. Each of Volu-Sol and SecureAlert II shall promptly notify the other in writing of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of Volu-Sol or SecureAlert II, as the case may be, under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of Volu-Sol or SecureAlert II contained in this Agreement. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

                  5.10 No Solicitation. SecureAlert II shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative, or agent of such party (i) solicit, initiate, or encourage any Acquisition Proposal, (ii) engage in negotiations or discussions with any person (or group of persons) other than Volu-Sol or its respective affiliates concerning, provide any non-public information to any person or entity relating to, or take any other action to facilitate inquiries or the making of any proposal that constitutes, an Acquisition Proposal.

                  5.11 Stockholders' Meeting. SecureAlert II shall call a meeting of the Shareholders to be held as promptly as practicable, but in no event later than June 15, 2001, for the purpose of voting upon this Agreement and the Merger. SecureAlert II shall, through its Board of Directors, recommend to the Shareholders adoption of this Agreement and approval of such matters, shall coordinate and cooperate with the respect to the timing of such meeting and shall use its best efforts to hold such meetings on the same day and as soon as practicable after the date hereof.

                  5.12 Access to Information. Upon reasonable notice, each of Volu-Sol, Merger Sub, and SecureAlert II shall afford to the other party and its officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its personnel, properties, books, contracts, commitments, and records and, during such period, each of Volu-Sol, Merger Sub, and SecureAlert II shall, furnish promptly to the other (a) copies of monthly financial reports and development reports, (b) a copy of each report, schedule, registration statement and other documents filed or received by it during such period pursuant to the requirements of federal or state securities laws and (c) all other information concerning its business, properties and personnel as the other party may reasonably request. Each party making such requests shall hold any such information furnished to it by the other party that is nonpublic in confidence as provided in the LOI. No information or knowledge obtained in any investigation pursuant to this Section 5.12 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

                  5.13     Further Assurances and Actions.

                  (a) Subject to the terms and conditions herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) using their respective reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with each party hereto as are necessary for consummation of the transactions contemplated by this Agreement, and (ii) to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

                  (b) In case at any time after the Effective Date any further action is necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities, franchises of any of the parties to the Merger, the proper officers and/or directors of Volu-Sol, SecureAlert II and the Surviving Corporation shall take all such necessary action.

                                    ARTICLE 6

                              CONDITIONS TO MERGER

                  6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver by each party prior to the Effective Time of the following conditions:

                  (a) Stockholder Approval. This Agreement and the Merger shall have been approved by the stockholders of SecureAlert II in the manner required under the Tennessee Act and the Articles of Incorporation of SecureAlert II.

                  (b) No Injunctions. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction or statute, rule, regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (c) Governmental Approvals. All Governmental Approvals required to consummate the transactions contemplated hereby shall have been obtained all such approvals shall remain in full force and effect, all statutory waiting periods in respect thereof shall have expired and no such approval shall contain any conditions, limitations or restrictions which will have or would reasonably be expected to have a SecureAlert II Material Adverse Effect or a Volu-Sol Material Adverse Effect.

                  6.2 Additional Conditions to Obligations of SecureAlert II. The obligation of SecureAlert II to effect the Merger is subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by SecureAlert II:

                  (a) Representations and Warranties. The representations and warranties of Volu-Sol set forth in this Agreement shall be true and correct as of the date of this Agreement and, except to the extent such representations speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) other than for representations and warranties already qualified as to materiality or a Volu-Sol Material Adverse Effect, inaccuracies which, individually or in the aggregate have not had and are not reasonably likely to have a Volu-Sol Material Adverse Effect. SecureAlert II shall have received a certificate signed on behalf of Volu-Sol by the chief executive officer and the chief financial officer of Volu-Sol to such effect.

                  (b) Performance of Obligations of Volu-Sol. Volu-Sol shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and SecureAlert II shall have received a certificate signed on behalf of Volu-Sol by the chief executive officer and the chief financial officer of Volu-Sol to such effect.

                  (c) No Material Adverse Change. Between the date of this Agreement and the Effective Date, there shall not have been any event, development, condition or state of affairs which resulted in or is reasonably likely to result in a material adverse change in the business, properties, financial condition or results of operations of Volu-Sol and its Subsidiaries, taken as a whole.

                  (d) Third-party Consents. Volu-Sol shall have received all third-party consents and approvals required to be obtained by Volu-Sol in connection with the transactions contemplated hereby, under any contract to which Volu-Sol (or any of its Subsidiaries) may be a party, except for such third-party consents and approvals as to which the failure to obtain, either individually or in the aggregate, would not reasonably be expected to result in a Volu-Sol Material Adverse Effect.

                  (e) Employment Agreements. Merger Sub or Volu-Sol shall have entered into the Employment Agreements.

                  (f) Warrants. Volu-Sol shall issue the Warrants in the form set forth in Exhibit "F" in the amount and to the persons set forth in
Schedule 5.7.

                  (g) Legal Opinion. Volu-Sol shall have received from counsel to SecureAlert II an opinion in form and substance as set forth in Exhibit "G" attached hereto, addressed to the Volu-Sol, and dated as of the Closing Date.

                  6.3 Additional Conditions to Obligations of Volu-Sol. The obligations of Volu-Sol and Merger Sub to effect the Merger are subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by Volu-Sol:

                  (a) Representations and Warranties. The representations and warranties of SecureAlert II set forth in this Agreement shall be true and correct as of the date of this Agreement and, except to the extent such representations speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) other than for representations and warranties already qualified as to materiality or a SecureAlert II Material Adverse Effect, inaccuracies which, individually or in the aggregate have not had and are not reasonably likely to have a SecureAlert II Material Adverse Effect. SecureAlert II shall have received a certificate signed on behalf of Volu-Sol by the chief executive officer and the chief financial officer of Volu-Sol to such effect.

                  (b) Performance of Obligations of SecureAlert II and Certain Stockholders. SecureAlert II shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and Volu-Sol shall have received a certificate signed on behalf of SecureAlert II by the chief executive officer and the chief financial officer of SecureAlert II to each such effect.

                  (c) Investment Agreements. Each of the Shareholders shall have executed and delivered an Investment Agreement, in the form of Exhibit "A", and certificates representing the shares owned by each Shareholder duly transferred to Volu-Sol.

                  (d) Audited Financial Statements. SecureAlert II shall provide to Volu-Sol audited financial statements of SecureAlert II and SecureAlert, LLC for the periods required to comply with applicable Securities and Exchange Commission rules and regulations applicable to the transaction contemplated herein and unaudited financial statements for the interim quarterly and year-to-date period up to the last day of the fiscal quarter immediately preceding the Closing Date.

                  (e) No Material Adverse Change. Between the date of this Agreement and the Effective Date, there shall not have been any event, development, condition, or state of affairs which resulted in or is reasonably likely to result in a material adverse change in the business or properties, financial condition or results of operations of SecureAlert II, taken as a whole.

                  (f) Third-party Consents. SecureAlert II shall have received all third-party consents and approvals required to be obtained by SecureAlert II in connection with the transactions contemplated hereby, under any contract to which SecureAlert II (or any of its Subsidiaries) may be a party, except for such third-party consents and approvals as to which the failure to obtain, either individually or in the aggregate, would not reasonably be expected to result in a SecureAlert II Material Adverse Effect. Among others, SecureAlert II shall have obtained the following consents:

                         (i) Consent of Philips Consumer Electronics, North America under that certain Security Products Distribution Agreement between Philips Consumer Electronics, North America, SecureAlert, LLC, and American Secure Care, LLC, dated effective July 1, 2001;

                         (ii) Consent of Philips Consumer  Electronics Co. under
                    that certain Home Security Distribution Agreement between Philips Consumer Electronics Co. and American Secure Care, LLC dated November 1, 1996;

                         (iii) Consent of Memcorp, Inc. under that certain Sub-distribution Agreement between SecureAlert, LLC, and Memcorp, Inc., dated February 27, 2001; and

                         (iv) Consent of LF Jenkins under that certain Lease Agreement between American Secure Care, LLC, and LF Jenkins dated August 1, 1999.

                  (g) Employment Agreements. Natale, Boling, Welch, and Bernstein shall have entered into the Employment Agreements.

                  (h) Legal Opinion. SecureAlert II shall have received from counsel to Volu-Sol an opinion in form and substance as set forth in Exhibit "H" attached hereto, addressed to the SecureAlert II and dated as of the Closing Date.


                                    ARTICLE 7

TERMINATION AND AMENDMENT

                  7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 7.1(b) through 7.1(f), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of SecureAlert II:

                  (a) By mutual written consent of SecureAlert II and Volu-Sol; or

                  (b) By either Volu-Sol or SecureAlert II if the Merger shall not have been consummated by July 16, 2001 or such later date as mutually agreed by the Parties, but in any event by July 31, 2001; or

                  (c) By either Volu-Sol or SecureAlert II if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

                  (d) By SecureAlert II, if Volu-Sol consolidates or merges with or into, or sells all or substantially all of its assets directly or through the sale of capital stock to any person, if after any such transaction, the stockholders of Volu-Sol immediately prior to such transaction do not own at least fifty percent (50%) of the voting stock of the surviving or acquiring entity immediately after such transaction; or

                  (e) By either Volu-Sol or SecureAlert II, if there has been a breach of any representation, warranty, covenant, or agreement on the part of the non-terminating party set forth in this Agreement, which breach will cause the conditions set forth in Section 6.2 (in the case of termination by SecureAlert II) or Section 6.3 (in the case of termination by Volu-Sol) not to be satisfied.

                  7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Volu-Sol,

Merger Sub or SecureAlert II, or their respective officers, directors, stockholders or affiliates, except as set forth in Section 7.3 and except that such termination shall not limit liability for a willful breach of this Agreement; provided that the provisions of this Section 7.2 and Section 7.3 of this Agreement and the confidentiality provisions of the LOI shall remain in full force and effect and survive any termination of this Agreement.

                  7.3      Fees and Expenses.

                  (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

                  (b) SecureAlert II shall pay Volu-Sol a termination fee of One Hundred Thousand Dollars ($100,000.00) via wire transfer of same-day funds on the date that SecureAlert II knows that it will not complete the transaction if such failure to complete the transaction is for any reason other than an adverse report as a result of its due diligence investigations of Volu-Sol or Volu-sol's failure to satisfy the conditions of Closing set forth in Section 6.2.

                  7.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of SecureAlert II, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  7.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                    ARTICLE 8

                                  MISCELLANEOUS

                  8.1 Nonsurvival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants, and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 1.5, 1.6, 1.7, 1.8, 1.9, 1.10, 2.1, 2.2, 2.3, 5.7, 5.8, 5.9, and 5.10
of this Agreement, and Article 8 (the confidentiality provisions) of the LOI shall survive the execution and delivery of this Agreement. In the absence of applicable statutes of limitations applicable to the subject matter of a particular representation or warranty within which a claim for breach or misrepresentation could be brought, the survival period under this Section 8.1 shall be two (2) years from the date of Closing.

                  8.2 Notices. All demands, notices, and other communications to be given hereunder, if any, shall be in writing and shall be sufficient for all purposes if personally delivered, sent by facsimile, sent by nationally-recognized courier service, or if sent by registered or certified United States mail, return receipt requested, postage prepaid, and addressed to the respective party at the postal address set forth below or to such other address or addresses as such party may hereafter designate in writing to the other party as herein provided. The present addresses of the parties hereto are as follows:

                  (a) If to SecureAlert II,
                           SecureAlert II, Inc.
                           Attn: Tom Natale, President
                           109 David Lane
                           Knoxville, TN 37922
                           Fax: (865) 694-2720

                  With a copy to:
                           William E. McClamroch, III, Esq.
                           Egerton, McAfee, Armistead & Davis, P.C.
                           500 AmSouth Center, P.O. Box 2047
                           Knoxville, TN 37901
                           Fax: (865) 525-5293

                  (b) If to Volu-Sol or Merger Sub, to

                           David Derrick, CEO
                           Volu-Sol, Inc.
                           5095 W. 2100 South
                           Salt Lake City, Utah 84120
                           Fax: (801) 974-9553

                  With a copy to:
                           Kevin R. Pinegar, Esq.
                           Durham Jones & Pinegar
                           111 East Broadway, Suite 900
                           Salt Lake City, Utah 84111
                           Fax: (801) 415-3500

If personally delivered, notice under this Agreement shall be deemed to have been given and received and shall be effective when personally delivered. Notice by facsimile and nationally recognized courier service shall be deemed to have been given when received. Notice by mail shall be deemed effective and complete two (2) days after deposit in the United States mail.

                  8.3 Confidentiality. The terms of this Agreement and the existence of negotiations leading to the transaction contemplated by this Agreement shall be kept confidential by the parties and no disclosure will be made without the consent of both parties. All parties shall retain all non-public information obtained in the course of their due diligence in connection with the proposed transaction on a confidential basis. Specifically, each party shall cause its directors, officers, agents, and employees to hold confidential and not to publish, disclose, or make accessible to any other person not bound by an obligation of confidentiality all information which (i) the other party provides to it, its officers, agents, and employees in relation to the disclosing party's financial condition, results of operations, business, property, assets, or liabilities, and (ii) which the disclosing party specifically designates or marks as being confidential. Any information that is provided orally shall be considered confidential if the disclosing party provides the other party with written notice of its intention that such information remain confidential within five business days of the date of disclosure of such information. Notwithstanding the foregoing, information shall not be deemed confidential if (i) it becomes public knowledge, (ii) the receiving party is aware of the information prior to its disclosure by the disclosing party, or (iii) the recipient learns of the information through a third party not under an obligation of confidentiality to the other party. In addition, Volu-Sol shall have the right, without the permission of SecureAlert II to make disclosures of the transaction as required by applicable Federal securities laws.

                  8.4 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to June 14, 2001.

                  8.5 Entire Agreement; No Third Party Beneficiaries. This Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.10, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreement shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, none of Volu-Sol, Merger Sub or SecureAlert II makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to any of them or their respective representatives of any documentation or other information with respect to any one or more of the foregoing.

                  8.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Utah without regard to any applicable conflicts of law.

                  8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign its rights and obligations hereunder to any direct or indirect wholly-owned Subsidiary of Volu-Sol; provided that no such assignment shall relieve Volu-Sol of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                   8.8 Severability; Enforcement. Except to the extent that the application of this Section 8.8 would be reasonably likely to have a Volu-Sol Material Adverse Effect with respect to Volu-Sol or a SecureAlert II Material Adverse Effect with respect to SecureAlert II, the invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any covenant hereunder is too broad to permit enforcement of such covenant to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such covenant to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such covenant.

                  8.9. No Waiver. Acceptance by either party of any performance less than required hereby shall not be deemed to be a waiver of such party to enforce all of the terms and conditions hereof. No waiver of any such right hereunder shall be binding unless reduced to writing and signed by the party to be charged therewith.

                  8.10 Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable laws, each party hereto waives any objection to the imposition of such relief.

                  8.11 Default. If any party shall breach any of the provisions of this Agreement, the nonbreaching party shall be entitled to recover from the other party all costs and expenses incurred by the nonbreaching party in connection with the breach, including reasonable attorneys' fees, whether such costs and expenses are incurred without or without suit or before or after judgment.

                  8.12 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  8.13 Authorized Execution. The individuals signing below each represent and warrant (i) that they are authorized to execute this Agreement for and on behalf of the party for whom they are signing, (ii) that such party shall be bound in all respects hereby, and (iii) that such execution presents no conflict with any other agreement of such party.

                  8.14. Facsimile Signatures. The parties hereto agree that transmission to the other party of this Agreement with its facsimile signatures shall bind the party transmitting this Agreement by facsimile in the same manner as if such party's original signature had been delivered. Without limiting the foregoing, each party who transmits this Agreement with its facsimile signature covenants to deliver the original thereof to the other party as soon as possible thereafter.

         IN WITNESS WHEREOF, Volu-Sol, Merger Sub, and SecureAlert II have caused this agreement to be signed by their respective duly authorized officers as of the date first written above.

                                 VOLU-SOL, INC., a Utah corporation


                                 By:      /s/ David Derrick
                                 Its:     ______________________________


                                 SECUREALERT INCORPORATED, a Utah corporation


                                 By:      /s/ David Derrick
                                 Its:     ______________________________


                                 SECUREALERT II, INC., a Tennessee corporation


                                 By: /s/ Thomas Natale
                                 Its: President